Exhibit 17(bb)

GOLDEN OAK® FAMILY OF FUNDS

STATEMENT OF ADDITIONAL INFORMATION

March 31, 2004

GOLDEN OAK® GROWTH PORTFOLIO
GOLDEN OAK® VALUE PORTFOLIO
GOLDEN OAK® SMALL CAP VALUE PORTFOLIO
GOLDEN OAK® INTERNATIONAL EQUITY PORTFOLIO
GOLDEN OAK® INTERMEDIATE-TERM INCOME PORTFOLIO
GOLDEN OAK® MICHIGAN TAX FREE BOND PORTFOLIO
GOLDEN OAK® PRIME OBLIGATION MONEY MARKET PORTFOLIO

Institutional Shares and Class A Shares

INVESTMENT ADVISER: CB Capital Management, Inc.

This Statement of Additional Information (SAI) is not a prospectus. It should be read in conjunction with the Trust’s prospectus dated March 31, 2004, which may be obtained by calling 1-800-545-6331. This SAI relates to each of the above listed series (each a “Portfolio” and collectively, the “Portfolios”) of the Golden Oak® Family of Funds (the “Trust”). It is intended to provide additional information regarding the activities and operations of the Portfolios.

TABLE OF CONTENTS

THE PORTFOLIOS AND THE TRUST	1
INVESTMENT OBJECTIVES AND POLICIES	1
DESCRIPTION OF PERMITTED INVESTMENTS	6
INVESTMENT LIMITATIONS	17
THE ADVISER	18
THE SUB-ADVISERS	19
THE ADMINISTRATOR AND SUB-ADMINISTRATOR	21
DISTRIBUTOR	22
THE TRANSFER AGENT AND DIVIDEND DISBURSING AGENT	22
THE CUSTODIAN AND FUND ACCOUNTANT	23
CODES OF ETHICS	23
VOTING PROXIES ON FUND PORTFOLIO SECURITIES	23
INDEPENDENT AUDITORS	26
WHO MANAGES AND PROVIDES SERVICES TO THE PORTFOLIOS?	26
COMPUTATION OF YIELD	31
CALCULATION OF TOTAL RETURN	32
PURCHASE AND REDEMPTION OF SHARES	35
LETTER OF INTENT	35
DETERMINATION OF NET ASSET VALUE	35
TAX INFORMATION	36
PORTFOLIO TRANSACTIONS	36
ACCOUNT AND SHARE INFORMATION	38
FINANCIAL STATEMENTS	39
APPENDIX	40
ADDRESSES	Back Cover

March 31, 2004

THE PORTFOLIOS AND THE TRUST

General. Golden Oak® Family of Funds (the “Trust”) is an open-end management investment company established under Delaware law as a Delaware business trust under an Agreement and Declaration of Trust dated May 15, 2002. The Trust was organized to acquire all of the assets and liabilities of seven corresponding portfolios of The Arbor Fund, a Massachusetts business trust also registered as an open-end management investment company. This acquisition was consummated on August 26, 2002. Shareholders may purchase shares through two separate classes (Institutional Shares and Class A Shares) which provide for variations in distribution costs, voting rights and dividends. Except for differences between Institutional Shares and Class A Shares pertaining to distribution fees, each share of each portfolio represents an equal proportionate interest in that portfolio. See “Description of Shares.” This Statement of Additional Information relates to the Institutional Shares and Class A Shares of the following Portfolios of the Trust: the Golden Oak® Growth Portfolio (the “Growth Portfolio”), Golden Oak® Value Portfolio (the “Value Portfolio”), Golden Oak® Small Cap Value Portfolio (the “Small Cap Portfolio”), Golden Oak® International Equity Portfolio (the “International Equity Portfolio”), Golden Oak® Intermediate-Term Income Portfolio (the “Intermediate-Term Income Portfolio”), Golden Oak® Michigan Tax Free Bond Portfolio (the “Michigan Tax Free Bond Portfolio”) and Golden Oak® Prime Obligation Money Market Portfolio (the “Prime Obligation Money Market Portfolio”).

Each of the Golden Oak® Portfolios is the successor to a correspondingly named portfolio of The Arbor Portfolios pursuant to a reorganization that took place on August 26, 2002. The shareholders of each Arbor Fund portfolio approved the reorganization and received Institutional Shares or Class A Shares of the corresponding successor Golden Oak® portfolio on the date of the reorganization.

Prior to August 26, 2002, each successor Golden Oak® Portfolio had no investment operations. Accordingly, the performance information and financial information provided in this Statement of Additional Information for periods prior to August 26, 2002 is historical information for the corresponding Arbor Fund. Each successor Golden Oak® portfolio is managed by the investment adviser (and sub-adviser, if applicable) which formerly managed the corresponding Arbor Fund portfolio. In addition, each successor Golden Oak® portfolio has investment objectives and policies that are identical or substantially similar to those of the corresponding Arbor Fund portfolio, although The Arbor Funds portfolios had different fee and expense arrangements.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under federal and state securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

Voting Rights. Each share held entitles the shareholder of record to one vote for each dollar invested. In other words, each shareholder of record is entitled to one vote for each dollar of net asset value of the shares held on the record date for the meeting. Each Portfolio will vote separately on matters relating solely to it. As a Delaware business trust, the Trust is not required, and does not intend, to hold annual meetings of shareholders. Shareholder approval will be sought, however, for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. Under the Agreement and Declaration of Trust, the Trustees have the power to liquidate one or more Portfolios without shareholder approval. While the Trustees have no present intention of exercising this power, they may do so if a Portfolio fails to reach a viable size within a reasonable amount of time or for some other extraordinary reason.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives are fundamental policies of the Portfolios. There is no assurance that the Portfolio will achieve its investment objective. A fundamental policy cannot be changed with respect to a Portfolio without the consent of the holders of a majority of the Portfolio’s outstanding shares.

The Growth Portfolio – The investment objective of the Growth Portfolio is to provide total return. There is no assurance that the Portfolio will achieve its investment objective.

Under normal conditions, the Portfolio expects to be fully invested in common stocks (and will invest at least 80% in common stocks) listed on registered exchanges in the United States or actively traded in the over-the-counter market as further described below. In addition to investing in common stocks, the Portfolio may invest in warrants and rights to purchase common stocks, U.S. dollar denominated securities of foreign issuers traded in the United States (including sponsored American Depositary Receipts (“ADRs”) traded on registered exchanges or listed on NASDAQ), repurchase agreements, covered call options and money market instruments of the type described below. The Portfolio may invest up to 10% of its net assets in ADRs, including American Depositary Shares and New York Shares. The Portfolio may also write covered call options and engage in related closing purchase transactions provided that the aggregate value of such options does not exceed 10% of the Portfolio’s net assets as of the time such options are entered into by the Portfolio. Nicholas-Applegate Capital Management (Nicholas-Applegate), a wholly-owned subsidiary of Allianz of America, Inc., will engage in such transactions only as hedging transactions and not for speculative purposes.

The common stocks and other equity securities purchased by the Portfolio will be those of companies which, in Nicholas-Applegate’s opinion, have accelerating earnings growth, rising analyst estimates of earnings growth, strong fundamental quality and positive price behavior. However, there is no assurance that the Nicholas-Applegate will be able to accurately predict the stages of a business cycle. In addition, the Portfolio invests primarily in equity securities that fluctuate in value; therefore, the Portfolio’s shares will fluctuate in value.

The Portfolio may invest up to 15% of its net assets in Illiquid Securities. Restricted securities, including Rule 144A securities and Section 4(2) commercial paper, that meet the criteria established by the Trust’s Board of Trustees will be considered liquid.

For temporary defensive purposes during periods when Nicholas-Applegate determines that market conditions warrant, the Portfolio may invest up to 100% of its assets in “Money Market Instruments” (consisting of securities issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, repurchase agreements collateralized by U.S. government securities and entered into with financial institutions Nicholas-Applegate deems creditworthy, certificates of deposit, time deposits and bankers’ acceptances issued by banks or savings and loan associations having net assets of at least $1.0 billion as shown on their most recent public financial statements, and deemed by the Adviser or Nicholas-Applegate to present minimal credit risk, and commercial paper rated in the two highest short-term rating categories) and may hold a portion of its assets in cash. To the extent the Portfolio is engaged in defensive investing, the Portfolio will not be pursuing its investment objective.

The Growth Portfolio reserves the right to engage in securities lending.

For the fiscal year ended January 31, 2004, 2003 and 2002, the Portfolio’s annual turnover rate was 103%, 113 % and 112%, respectively. Such a turnover rate may result in higher transaction costs and may result in additional taxes.

The Value Portfolio – The investment objective of the Value Portfolio is to seek long-term capital appreciation. There is no assurance that the Portfolio will achieve its investment objective.

The Portfolio attempts to achieve its investment objective by investing primarily in common stocks, warrants, rights to purchase common stocks, preferred stocks and securities convertible into common stocks (together, “equity securities”). The Portfolio will be as fully invested as practicable (and in no event less than 80% in equity securities) and will focus on equity securities, which are, in the opinion of Systematic Financial Management, L.P. (“Systematic”), undervalued relative to a company’s earnings. Systematic will invest in equity securities of companies based on an analysis of various fundamental characteristics, including balance sheet items, underlying sales and expense trends, earnings estimates, market position of the company and industry outlook. The Portfolio may also invest in ADRs and enter into repurchase agreements. Although it has no present intention to do so, the Portfolio reserves the ability to write and purchase options for hedging purposes. Although the Portfolio intends to be as fully invested as practicable in equity securities, the Portfolio may invest in up to 15% of its assets in the Money Market Instruments described above.

The Portfolio may invest up to 15% of its net assets in Illiquid Securities. Restricted securities, including Rule 144A securities and Section 4(2) commercial paper, that meet the criteria established by the Trust’s Board of Trustees will be considered liquid.

The Value Portfolio reserves the right to engage in securities lending.

For the fiscal year ended January 31, 2004, 2003 and 2002, the Portfolio’s annual turnover rate was 112%, 147 % and 106%, respectively. Such a turnover rate may result in higher transaction costs and may result in additional taxes.

The Small Cap Value Portfolio – The investment objective of the Portfolio is to seek long-term capital appreciation. There is no assurance that the Portfolio will achieve its investment objective.

The Portfolio attempts to achieve its investment objective by investing primarily in small capitalization U.S. common stocks, warrants, rights to purchase common stocks, preferred stocks and securities convertible into common stocks (together, “equity securities”). The Portfolio will be as fully invested as practicable and will focus on equity securities of small capitalization issues (and in no event less than 80% in small cap equity securities), which are believed to be undervalued relative to a company’s ability to generate cash flows.

Systematic will invest in equity securities of U.S. companies based on an analysis of various fundamental characteristics, including balance sheet items, underlying sales and expense trends, earnings estimates, market position of the company and industry outlook. The Portfolio may also invest in ADRs and enter into repurchase agreements. Although it has no present intention to do so, the Portfolio reserves the ability to write and purchase options for hedging purposes. Although the Portfolio intends to be as fully invested as practicable in equity securities, the Portfolio may invest in up to 15% of its assets in Money Market Instruments.

The Portfolio may invest up to 15% of its net assets in Illiquid Securities. Restricted securities, including Rule 144A Securities and Section 4(2) commercial paper, that meet the criteria established by the Trust’s Board of Trustees will be considered illiquid.

For temporary defensive purposes during periods when Systematic determines that market conditions warrant, the Portfolio may invest up to 100% of its assets in Money Market Instruments and may hold a portion of its assets in cash. To the extent the Portfolio is engaged in temporary defensive investment, the Portfolio will not be pursuing its investment objective.

The Portfolio reserves the right to engage in securities lending.

The Portfolio’s portfolio turnover will be generally moderate and most likely below 50%, however turnover may be influenced by specific company fundamentals, market environments and investment opportunities. For the fiscal year ended January 31, 2004, 2003 and 2002, the Portfolio’s annual turnover rate was 33%, 30% and 30%, respectively.

The International Equity Portfolio – The investment objective of the Portfolio is to seek long-term capital appreciation.

The Portfolio invests primarily (at least 80% of its assets) in stocks of foreign issuers located in countries included in the Morgan Stanley Capital International Europe, Australia and Far East Index (“MSCI-EAFE”). The MSCI-EAFE Index is an unmanaged index comprised of a sample of companies representative of the market structure of the following European and Pacific Basin countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the U.K. To a lesser degree, the Portfolio may also invest in equity securities of issuers operating in emerging market economics. The Portfolio primarily buys common stock but also can invest in other equity securities. Equity securities include common stock and preferred stock (including convertible preferred stock); bonds, notes and debentures convertible into common or preferred stock; stock purchase warrants and rights; equity interests in trusts and partnerships; and depositary receipts.

BlackRock International, Ltd. (BIL), in an attempt to reduce portfolio risk, will diversify investments across countries, industry groups and companies with investment at all times in at least three foreign countries. The Portfolio may, from time to time, invest more than 25% of its assets in securities whose issuers are located in Japan. From time to time the Portfolio may invest in the securities of issuers located in emerging market countries.

In making investment decisions for the Portfolio, BIL evaluates the risks associated with investing Portfolio assets in a particular country, including risks stemming from a country’s financial infrastructure and settlement practices; the likelihood of expropriation, nationalization or confiscation of invested assets; prevailing or developing custodial practices in the country; the country’s laws and regulations regarding the safekeeping, maintenance and recovery of invested assets, the likelihood of government-imposed exchange control restrictions which could impair the liquidity of Portfolio assets maintained with custodians in that country, as well as risks from political acts of foreign governments (“country risks”). Of course, BIL cannot assure that the Portfolio will not suffer losses resulting from investing in foreign countries.

Although the Portfolio intends to be as fully invested as practicable in equity securities of foreign issuers, the Portfolio may invest up to 15% of its assets in Money Market Instruments.

The Portfolio may invest up to 15% of its net assets in Illiquid Securities. Restricted securities, including Rule 144A Securities and Section 4(2) commercial paper, that meet the criteria established by the Trust’s Board of Trustees will be considered illiquid.

For temporary defensive purposes during periods when BIL determines that market conditions warrant, the Portfolio may invest up to 100% of its assets in Money Market Instruments and may hold a portion of its assets in cash. To the extent the Portfolio is engaged in temporary defensive investing, the Portfolio will not be pursuing its investment objective.

The Portfolio may use options or futures when consistent with its investment objective. The primary purpose of using derivatives is to attempt to reduce risk to the Portfolio as a whole (hedge) but they may also be used to maintain liquidity, commit cash pending investment or to increase returns. The Portfolio may also use forward currency exchange contracts (obligations to buy or sell a currency at a set rate in the future) to hedge against movements in the value of foreign currencies.

The Portfolio reserves the right to engage in securities lending. The Portfolio may engage in active and frequent trading of portfolio securities to achieve its principal investment strategies. The Portfolio’s turnover may be influenced by specific company fundamentals, market environments and investment opportunities.

For the fiscal year ended January 31, 2004, 2003 and 2002, the Portfolio’s annual turnover rate was 114%, 100% and 120%, respectively. Such a turnover rate may result in higher transaction losses and may result in additional taxes.

The Intermediate-Term Income Portfolio – The investment objective of the Intermediate-Term Income Portfolio is current income consistent with limited price volatility. There is no assurance that the Portfolio will achieve its investment objective.

Under normal circumstances, at least 80% of the Portfolio’s assets will be invested in the following United States Dollar denominated obligations: (i) bills, notes receipts and bonds issued by United States Treasury and STRIPs of such obligations that are transferable through the Federal Book-Entry System (“U.S. Treasury Obligations”); (ii) obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities; (iii) corporate bonds and debentures rated A or better by Standard & Poor’s Corporation (“S&P”) or A or better by Moody’s Investors Service (“Moody’s”) or of comparable quality at the time of purchase as determined by the Adviser; (iv) commercial paper rated A-1 or better by Moody’s or P-1 or better by S&P or of comparable quality at the time of purchase as determined by the Adviser; (v) short-term bank obligations consisting of certificates of deposit, time deposits, and bankers’ acceptances of U.S. commercial banks or savings and loan institutions with assets of at least $1.0 billion as shown on their most recent public financial statements, that the Adviser deems to be comparable in quality to corporate obligations in which the Portfolio may invest; and (vi) repurchase agreements involving any of the above securities. The Portfolio will seek to limit price volatility by maintaining an average weighted maturity of three to ten years.

The remaining 20% of the Portfolio’s assets may be invested in: (i) debt securities issued or guaranteed by the government of Canada or its provincial or local governments; (ii) debt securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities and debt securities of supranational entities; (iii) mortgage-backed securities and asset-backed securities rated in one of the top two categories by S&P or Moody’s; (iv) receipts evidencing separately traded interest and principal component parts of U.S. government obligations (“STRIPS”); (v) taxable municipal securities rated A or better by S&P or Moody’s or of comparable quality at the time of purchase as determined by the Adviser; (vi) corporate bonds and debentures rated BBB by S&P or Moody’s or of comparable quality at the time of purchase as determined by the Adviser; and (vii) repurchase agreements involving such securities. The Portfolio will limit its purchase of corporate securities rated BBB by S&P or Moody’s (or of comparable quality) to 10% of its total assets. The Portfolio may invest in futures and options for hedging purposes, and will limit the outstanding obligations to purchase securities under futures contracts to not more than 20% of the Portfolio’s total assets.

In the event a security owned by the Portfolio is downgraded below these ratings categories, the Adviser will review the quality and credit-worthiness of such security and take action, if any, that it deems appropriate.

The Portfolio expects to maintain an average weighted remaining maturity of three to ten years, although there are no restrictions on the maturity of any single instrument.

The Portfolio may invest up to 15% of its net assets in Illiquid Securities. Restricted securities, including Rule 144A Securities and Section 4(2) commercial paper, that meet the criteria established by the Trust’s Board of Trustees will be considered illiquid.

The Portfolio may enter into forward commitments or purchase securities on a when-issued basis where such purchases are for investment and not for speculative purposes. In addition, the Portfolio reserves the right to engage in securities lending. For the fiscal year ended January 31, 2004, 2003 and 2002, the Portfolio’s annual turnover rate was approximately 8%, 6% and 10%, respectively.

The Michigan Tax Free Bond Portfolio – The investment objective of the Michigan Tax Free Bond Portfolio is current income exempt from federal and Michigan income taxes consistent with preservation of capital. There is no assurance that the Portfolio will achieve its investment objective.

The Portfolio will invest primarily in obligations issued by or on behalf of the states, territories or possessions of the United States or the District of Columbia or their political subdivisions, agencies or instrumentalities, the interest of which, in the opinion of counsel for the issuer, is exempt from federal income tax (collectively, “Municipal Securities”). It is a fundamental policy of the Portfolio that the Portfolio will invest its assets so that at least 80% of the income it distributes will be exempt from federal and Michigan income taxes. Under normal circumstances, at least 80% of the Portfolio will be invested in municipal bonds and notes and, except where acceptable securities are unavailable as determined by the Adviser, at least 80% of the Portfolio’s assets will be invested in Municipal Securities, the interest of which, in the opinion of bond counsel to the issuer, is exempt from Michigan income tax (“Michigan Municipal Securities”). The Adviser expects to be fully invested in Municipal Securities. The Portfolio will purchase Municipal Securities that meet the following criteria: (i) municipal bonds rated in one of the four highest rating categories (“investment grade”); (ii) municipal notes rated in one of the two highest rating categories; (iii) commercial paper rated in one of the two highest short term rating categories; or (iv) any of the foregoing that are not rated but are determined by the Adviser to be of comparable quality at the time of investment. The Portfolio may also invest up to 5% of its net assets in securities of closed-end investment companies traded on a national securities exchange.

Debt rated in the fourth highest category by an NRSRO is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories. Such debt lacks outstanding investment characteristics and in fact has speculative characteristics as well.

The Portfolio expects to maintain an average weighted remaining maturity of three to ten years. The maximum maturity for any individual security is thirty years.

The Portfolio may invest up to 15% of its net assets in Illiquid Securities. Restricted securities, including Rule 144A Securities and Section 4(2) commercial paper, that meet the criteria established by the Trust’s Board of Trustees will be considered illiquid.

The Michigan Tax Free Bond Portfolio currently contemplates that it will not invest more than 25% of its total assets (at market value at the time of purchase) in Municipal Securities, the interest of which is paid from venues or projects with similar characteristics. See also “Description of Permitted Investments — Special Factors Relating to Michigan Municipal Securities.”

The Portfolio is a non-diversified investment company which means that more than 5% of its assets may be invested in one or more issuers, although the Adviser does not intend to invest more than 10% of the Portfolio’s assets in any one issuer. Since a relatively high percentage of assets of the Portfolio may be invested in the obligations of a limited number of issuers, the value of shares of the Portfolio may be more susceptible to any single economic, political or regulatory occurrence than the shares of a diversified investment company would be. The Portfolio intends to satisfy the diversification requirements necessary to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”).

The Portfolio may enter into forward commitments or purchase securities on a when-issued basis where such purchases are for investment and not for speculative purposes. The Portfolio may also engage in securities lending.

The Portfolio’s portfolio turnover will be generally moderate and most likely below 50%, although turnover may be influenced by specific company fundamentals, market environments and investment opportunities. For the fiscal year ended January 31, 2004, 2003 and 2002, the Portfolio’s annual turnover rate was 0%, 0% and 0%, respectively.

The Prime Obligation Money Market Portfolio – The investment objective of the Prime Obligation Money Market Portfolio is to preserve principal value and maintain a high degree of liquidity while providing current income. There is no assurance that the Portfolio will achieve its investment objective or that it will be able to maintain a constant net asset value of $1.00 per share on a continuous basis.

The Portfolio intends to comply with regulations of the Securities and Exchange Commission (“SEC”) applicable to money market funds using the amortized cost method for calculating net asset value. These regulations impose certain quality, maturity and diversification restraints on Portfolio investments. Under these regulations, the Portfolio will invest in only U.S. dollar denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only “eligible securities” that present minimal credit risks and have a maturity of 397 days or less, as defined by Rule 2a-7 under the Investment Company Act of 1940 (“Rule 2a-7”). For a further discussion of these rules, see “Description of Permitted Investments.”

The Portfolio intends to invest exclusively in: (i) bills, notes, receipts and bonds issued by the United States Treasury and STRIPs of such obligations that are transferable through U.S. Treasury Obligations; (ii) obligations issued or guaranteed as to principal and interest by the agencies or instrumentalities of the U.S. government; (iii) receipts evidencing separately traded interest and principal component parts of U.S. government obligations; (iv) commercial paper of United States or foreign issuers, including asset-backed securities rated in one of the two highest short-term rating categories at the time of investment or, if not rated, as determined by Wellington Management Company, LLP (Wellington) to be of comparable quality; (v) obligations of U.S. and foreign savings and loan institutions and commercial banks (including foreign branches of such banks) that have total assets of $1 billion or more as shown on their most recently published financial statements; (vi) U.S. dollar denominated obligations of foreign governments including Canadian and Provincial government and Crown Agency obligations; (vii) corporate obligations, including asset-backed securities, of U.S. and foreign issuers with a remaining term of not more than 397 days, rated, at the time of investment, in one of the two highest short-term rating categories by two or more NRSROs, or one NRSRO if only one NRSRO has rated the security, or (if the obligation has no short-term rating) of an issuer that issues commercial paper of comparable priority and security meeting the above short-term ratings levels or, if not a rated security as defined by Rule 2a-7, determined by Wellington to be of comparable quality; (viii) repurchase agreements involving any of the foregoing obligations; (ix) short-term obligations issued by state and local governmental issuers, which are rated, at the time of investment, by at least two nationally recognized statistical ratings organizations (“NRSROs”) in one of the two highest municipal bond rating categories, and carry yields that are competitive with those of other types of money market instruments of comparable quality and security that meet the above ratings or, if not rated, determined by Wellington to be of comparable quality; (x) obligations of supranational entities satisfying the credit standards described above or, if not rated, determined by Wellington to be of comparable quality; and (xi) to the extent permitted by applicable law, shares of other investment companies.

The Portfolio may invest up to 10% of its net assets in Illiquid Securities. Restricted securities, including Rule 144A Securities and Section 4(2) commercial paper, that meet the criteria established by the Trust’s Board of Trustees will be considered illiquid.

The Portfolio reserves the right to engage in securities lending. The Portfolio may also engage in forward commitments or purchase securities on a when-issued basis.

DESCRIPTION OF PERMITTED INVESTMENTS

American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Continental Depositary Receipts (“CDRs”) and Global Depositary Receipts (“GDRs”).

ADRs are securities, typically issued by a U.S. financial institution (a “depositary”), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include American Depositary Shares and New York Shares. EDRs, which are sometimes referred to as Continental Depositary Receipts, are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. GDRs are issued globally and evidence a similar ownership arrangement. Generally, ADRs are designed for trading in the U.S. securities markets, EDRs are designed for trading in European securities markets and GDRs are designed for trading in non-U.S. securities markets. ADRs, EDRs, CDRs and GDRs may be available for investment through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt’s underlying security. Holders of an unsponsored depositary receipt generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.

Asset-backed Securities

Asset-backed securities are secured by non-mortgage assets such as company receivables, truck and auto loans, leases and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for the purpose of owning such assets and issuing such debt.

Asset-backed securities are not issued or guaranteed by the U.S. government or its agencies or instrumentalities; however, the payment of principal and interest on such obligations may be guaranteed up to certain amounts and for a certain period by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities. The purchase of asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. For example, there is a risk that another party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities. There also is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset, but is generally less than the prepayment risk associated with mortgage-backed securities. In addition, credit card receivables are unsecured obligations of the cardholder.

Bankers’ Acceptances

Bankers’ acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Bankers’ acceptances are used by corporations to finance the shipment and storage of goods. Maturities are generally six months or less.

Investing in Other Investment Companies

The Portfolios may invest their assets in securities of other investment companies as an efficient means of carrying out their investment policies. It should be noted that investment companies incur certain expenses, such as management fees, and, therefore, any investment by the Portfolios in shares of other investment companies may be subject to such duplicate expenses.

The Portfolios may invest in the securities of affiliated money market funds as an efficient means of managing the Portfolio’s uninvested cash.

Certificates of Deposit

Certificates of deposit are interest-bearing instruments with a specific maturity. They are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit with penalties for early withdrawal will be considered illiquid.

Commercial Paper

Commercial paper is a term used to describe unsecured short-term promissory notes issued by banks, municipalities, corporations and other entities. Maturities on these issues vary from a few to 270 days.

Convertible Securities

While convertible securities generally offer lower yields than non-convertible debt securities of similar quality, their prices may reflect changes in the value of the underlying common stock. Convertible securities entail less credit risk than the issuer’s common stock.

Currency Transactions

The International Equity Portfolio may engage in currency transactions in order to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value. Currency transactions include forward currency contracts, exchange listed currency futures and options thereon, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large, commercial banks) and their customers. A forward foreign currency contract generally has no deposit requirement, and no commissions are charged at any stage for trades. A currency swap is an agreement to exchange cash flows based on the notional difference among two or more currencies and operates similarly to an interest rate swap, which is described below. The Portfolio may enter into currency transactions with counterparties which have received (or the guarantors of the obligations of which have received) a credit rating of A-1 or P-1 by S&P or Moody’s, respectively, or that have an equivalent rating from an NRSRO or (except for OTC currency options) are determined to be of equivalent credit quality by the Advisor.

The Portfolio’s dealings in forward currency contracts and other currency transactions such as futures, options on futures, options on currencies and swaps will be limited to hedging involving either specific transactions (“Transaction Hedging”) or portfolio positions (“Position Hedging”).

Transaction Hedging is entering into a currency transaction with respect to specific assets or liabilities of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. The Portfolio may enter into Transaction Hedging out of a desire to preserve the U.S. dollar price of a security when it enters into a contract for the purchase or sale of a security denominated in a foreign currency. The Portfolio will be able to protect itself against possible losses resulting from changes in the relationship between the U.S. dollar and foreign currencies during the period between the date the security is purchased or sold and the date on which payment is made or received by entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of the foreign currency involved in the underlying security transactions.

Position Hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency. The Portfolio may use Position Hedging when the Advisor believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar. The Portfolio may enter into a forward foreign currency contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of its portfolio securities denominated in such foreign currency. The precise matching of the forward foreign currency contract amount and the value of the portfolio securities involved may not have a perfect correlation since the future value of the securities hedged will change as a consequence of market movements between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is difficult, and the successful execution of this short-term hedging strategy is uncertain.

The Portfolio will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

The Portfolio may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which that Portfolio has or in which that Portfolio expects to have portfolio exposure.

To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, the Portfolio may also engage in proxy hedging. Proxy hedging is often used when the currency to which the Portfolio’s portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Portfolio’s portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Portfolio’s securities denominated in linked currencies. For example, if the Sub-Adviser considers that the Swedish krone is linked to the Euro, the Portfolio holds securities dominated in krone and the Advisor believes that the value of the krone will decline against the U.S. dollar, the Advisor may enter into a contract to sell Euros and buy U.S. dollars.

Currency Hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Portfolio if the currency being hedged fluctuates in value to a degree in a direction that is not anticipated. Furthermore, there is risk that the perceived linkage between various currencies may not by present or may not be present during the particular time that the Portfolio is engaging in proxy hedging. If the Portfolio enters into a currency hedging transaction, the Portfolio will “cover” its position so as not to create a “senior security” as defined in Section 18 of the 1940 Act.

Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Portfolio if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country’s economy. Although forward foreign currency contracts and currency futures tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain which might result should the value of such currency increase.

Equity Securities

Investments in common stocks are subject to market risks that may cause their prices to fluctuate over time. Changes in the value of portfolio securities will not necessarily affect cash income derived from these securities but will affect a Portfolio’s net asset value.

Fixed Income Securities

Fixed income securities are debt obligations issued by corporations, municipalities and other borrowers. The market value of fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal will also affect the value of these investments. Changes in the value of portfolio securities will not affect cash income derived from these securities but will affect a Portfolio’s net asset value. Bonds rated BBB by S&P or Moody’s are to be considered as investment medium grade obligations. Such debt rated BBB has an adequate capacity to pay interest and repay principal although it is more vulnerable to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories. Such securities are considered to have speculative characteristics.

Futures Contracts and Options

The Growth Portfolio, Value Portfolio, Small Cap Value Portfolio, International Equity Portfolio, Intermediate-Term Income Portfolio, and Michigan Tax Free Bond Portfolio may invest in futures contracts and options. Although futures contracts by their terms call for actual delivery or acceptance of the underlying securities, in most cases, the contracts are closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position (“buying a contract which has previously been “sold” or “selling” a contract previously “purchased”) in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract is bought or sold.

Futures traders are required to make a good faith margin deposit in cash or government securities with or for the account of a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying security) if it is not terminated prior to the specified delivery date. Minimal initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums. Deposit requirements on futures contracts customarily range upward from less than 5% of the value of the contract being traded.

After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy the required margin, payment of additional “variation” margin will be required. Conversely, change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Portfolios expect to earn interest income on their margin deposits.

Traders in futures contracts and related options may be broadly classified as either “hedgers” or “speculators.” Hedgers use the futures markets primarily to offset unfavorable changes in the value of securities otherwise held or expected to be acquired for investment purposes. Speculators are less inclined to own the securities underlying the futures contracts which they trade, and use futures contracts with the expectation of realizing profits from fluctuations in the prices of underlying securities. The Portfolios intend to use futures contracts and related options only for bona fide hedging purposes.

A Portfolio may enter into futures contracts and options on futures contracts traded on an exchange regulated by the Commodities Futures Trading Commission (“CFTC”), for (i) “bona fide hedging purposes,” or (ii) for other purposes to the extent the aggregate initial margin and premiums on such positions (excluding the amount by which such options are in the money) do not exceed 5% of a Portfolio’s net assets. A Portfolio will only sell futures contracts to protect securities it owns against price declines or purchase contracts to protect against an increase in the price of securities it intends to purchase. As evidence of this hedging interest, the Portfolios expect that approximately 75% of their futures contract purchases will be “completed,” that is, equivalent amounts of related securities will have been purchased or are being purchased by the Portfolios upon sale of open futures contracts.

Although techniques other than the sale and purchase of futures contracts and options on futures contracts could be used to control the Portfolios’ exposure to market fluctuations, the use of futures contracts may be a more effective means of hedging this exposure. While the Portfolios will incur commission expenses in both opening and closing out futures positions, these costs are lower than transaction costs incurred in the purchase and sale of the underlying securities. A Portfolio’s obligations under any futures contract or related option will be “covered” by high quality, liquid securities or cash held in a segregated account or by holding, or having the right to acquire without additional cost, the underlying asset.

Risk Factors in Futures Transactions – Positions in futures contracts may be closed out only on an exchange that provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, the Portfolios would continue to be required to make daily cash payments to maintain the required margin. In such situations, if the

Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, the Portfolio may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the ability to effectively hedge it.

The Portfolios will minimize the risk that they will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to a Portfolio. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract. However, because the futures strategies of the Portfolio are engaged in only for hedging purposes, the Adviser or Sub-Adviser does not believe that the Portfolios would be subject to the risks of loss frequently associated with futures transactions. The Portfolios presumably would have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline. The risk of loss from the purchase of options is less as compared with the purchase or sale of futures contracts because the maximum amount at risk is the premium paid for the option.

Utilization of futures transactions by the Portfolios does involve the risk of imperfect or no correlation where the securities underlying futures contracts have different maturities than the securities being hedged. It is also possible that a Portfolio could both lose money on futures contracts and experience a decline in value of its securities. There is also the risk of loss by the Portfolio of margin deposits in the event of the bankruptcy of a broker with whom the Portfolio has an open position in a futures contract or related option.

Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of future positions and subjecting some futures traders to substantial losses.

Illiquid Securities

Illiquid securities are securities that cannot be disposed of within seven business days at approximately the value at which they are being carried on a Portfolio’s books. An illiquid security includes a demand instrument with a demand notice period exceeding seven days, where there is no secondary market for such security, and repurchase agreements with durations over seven days in length.

Investment Companies

The Portfolios may invest in securities of other investment companies as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder. These investment companies typically incur fees that are separate from those fees incurred directly by the Portfolios. A Portfolio’s purchase of such investment company securities results in a layering of expenses, such that shareholders would indirectly bear a proportionate share of the operating expenses of such investment companies, including advisory fees.

Mortgage-Backed Securities

The Intermediate-Term Income Portfolio and Prime Obligation Money Market Portfolio may invest in securities issued by U.S. government agencies or instrumentalities such as the Government National Mortgage Association (“GNMA”), a wholly owned U.S. government corporation which guarantees the timely payment of principal and interest. Other governmental issuers of mortgage-backed securities include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). Obligations of FNMA and FHLMC are not backed by the full faith and credit of the U.S. government. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of federally insured mortgage loans. Mortgage-backed certificates consist of underlying mortgages with a maximum maturity of 30 years. However, due to scheduled and unscheduled principal payments, mortgage-backed certificates have a shorter average maturity and, therefore, less principal volatility than a comparable 30-year bond. Since prepayment rates vary widely, it is not possible to accurately predict the average maturity of a particular mortgage-backed security. The scheduled monthly interest and principal payments relating to mortgages in the pool will be “passed through” to investors. Mortgage-backed securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. As a result, there will be monthly scheduled payments of principal and interest. In addition, there may be unscheduled principal payments representing prepayments on the underlying mortgages. Although mortgage-backed certificates may offer yields higher than those available from other types of U.S. government securities, mortgage-backed certificates may be less effective than other types of securities as a means of “locking in” attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a mortgage-backed certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a mortgage-backed certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.

The Intermediate-Term Income Portfolio may invest in mortgage-backed securities and asset-backed securities. The principal types of mortgage-backed securities are collateralized mortgage obligations (“CMOs”), real estate mortgage investment conduits (“REMICs”), and interest only and principal only stripped securities (“IOs” and “POs”) which are rated in one of the two top categories by S&P or Moody’s. The mortgages backing these securities include conventional 30-year fixed rate mortgages, graduated payment mortgages and adjustable rate mortgages. These mortgages may be supported by various types of insurance, may be backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by the U.S. government, its agencies or instrumentalities. However, the guarantees do not extend to the mortgage-backed securities’ yield or value, which are likely to vary inversely with fluctuations in interest rates. These certificates are in most cases “pass through” instruments, through which, except for IOs and POs, the holder receives a share of all interest and principal payments from the mortgages underlying the certificate; in the case of IOs, the holder receives a share only of interest payments, and for POs, a share only of principal payments. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life or realized yield of a particular issue of pass-through certificates. When the mortgage obligations are prepaid, the Portfolio reinvests the prepaid amounts in securities, the yield of which reflects interest rates prevailing at the time. Moreover, prepayments that underlie securities purchased at a premium could result in capital losses. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. Such acceleration can be expected to reduce the final yield realized by holders of IO securities, perhaps to a negative value. Deceleration of prepayments will reduce somewhat the final yield realized by holders of PO securities.

Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the scheduled payments of interest and principal on the underlying mortgages plus all unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligation is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-throughs to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by the U.S. government, its agencies or instrumentalities, the CMOs themselves are not generally guaranteed.

REMICs, which were authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

In addition to mortgage-backed securities, the Intermediate-Term Income Portfolio may invest in securities secured by asset backed securities including company receivables, truck and auto loans, leases, and credit card receivables. These issues may be traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder.

Municipal Securities

Municipal notes in which the Michigan Tax Free Bond Portfolio may invest, include, but are not limited to, general obligation notes, tax anticipation notes (notes sold to finance working capital needs of the issuer in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes.

The Adviser may purchase industrial development and pollution control bonds if the interest paid is exempt from federal income tax. These bonds are issued by or on behalf of public authorities to raise money to finance various privately-operated facilities for business and manufacturing, housing, sports, and pollution control. These bonds are also used to finance public facilities such as airports, mass transit systems, ports, and parking. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility’s user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

Tax-exempt commercial paper in which the Michigan Tax Free Bond Portfolio may invest will be limited to investments in obligations which are rated at least A-2 by S&P or Prime-2 by Moody’s at the time of investment or which are of equivalent quality as determined by the Adviser.

Other types of tax-exempt instruments that are permissible investments for the Michigan Tax Free Bond Portfolio include floating rate notes. Investments in such floating rate instruments will normally involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate) at a major commercial bank, and that the Portfolio can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest. The Portfolio may use the longer of the period required before the Portfolio is entitled to prepayment under such obligations or the period remaining until the next interest rate adjustment date for purposes of determining the maturity. Such obligations are frequently secured by letters of credit or other credit support arrangements provided by banks. The quality of the underlying credit or of the bank, as the case may be, must in the Adviser’s opinion be equivalent to the long-term bond or commercial paper ratings stated above. The Adviser will monitor the earning power, cash flow and liquidity ratios of the issuers of such instruments and the ability of an issuer of a demand instrument to pay principal and interest on demand. The Adviser may purchase other types of tax-exempt instruments as long as they are of a quality equivalent to the bond or commercial paper ratings stated above.

The Adviser has the authority to purchase securities at a price which would result in a yield to maturity lower than that generally offered by the seller at the time of purchase when they can simultaneously acquire the right to sell the securities back to the seller, the issuer, or a third party (the “writer”) at an agreed-upon price at any time during a stated period or on a certain date. Such a right is generally denoted as a “standby commitment” or a “put.” The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the Michigan Tax Free Bond Portfolio to meet redemptions and remain as fully invested as possible in municipal securities. The Portfolio reserves the right to engage in put transactions. The right to put the securities depends on the writer’s ability to pay for the securities at the time the put is exercised. The Portfolio would limit its put transactions to institutions which the Adviser believes present minimum credit risks, and the Adviser would use its best efforts to initially determine and continue to monitor the financial strength of the sellers of the options by evaluating their financial statements and such other information as is available in the marketplace. It may, however be difficult to monitor the financial strength of the writers because adequate current financial information may not be available. In the event that any writer is unable to honor a put for financial reasons, the Portfolio would be a general creditor (i.e., on a parity with all other unsecured creditors) of the writer. Furthermore, particular provisions of the contract between the Portfolio and the writer may excuse the writer from repurchasing the securities; for example, a change in the published rating of the underlying municipal securities or any similar event that has an adverse effect on the issuer’s credit or a provision in the contract that the put will not be exercised except in certain special cases, for example, to maintain portfolio liquidity. The Portfolio could, however, at any time sell the underlying portfolio security in the open market or wait until the portfolio security matures, at which time it should realize the full par value of the security.

The municipal securities purchased subject to a put may be sold to third persons at any time, even though the put is outstanding, but the put itself, unless it is an integral part of the security as originally issued, may not be marketable or otherwise assignable. Therefore, the put would have value only to the Portfolio. Sale of the securities to third parties or lapse of time with the put unexercised may terminate the right to put the securities. Prior to the expiration of any put option, the Portfolio could seek to negotiate terms for the extension of such an option. If such a renewal cannot be negotiated on terms satisfactory to the Portfolio, the Portfolio could, of course, sell the portfolio security. The maturity of the underlying security will generally be different from that of the put. There will be no limit to the percentage of portfolio securities that the Portfolio may purchase subject to a put but the amount paid directly or indirectly for puts which are not integral parts of the security as originally issued held in the Portfolio will not exceed 1/2 of 1% of the value of the total assets of such Portfolio calculated immediately after any such put is acquired. For the purpose of determining the “maturity” of securities purchased subject to an option to put, and for the purpose of determining the dollar-weighted average maturity of the Portfolio including such securities the Trust will consider “maturity” to be the first date on which it has the right to demand payment from the writer of the put although the final maturity of the security is later than such date.

Special Factors Relating to Michigan Municipal Securities – Because the Michigan Tax Free Bond Portfolio invests primarily in Michigan Municipal Securities, the Portfolio is more susceptible to factors adversely affecting issuers of Michigan Municipal Securities than a mutual fund that does not invest as heavily in such securities. Investors should consider carefully the special risks inherent in the Portfolio’s investment in Michigan Municipal Securities.

Investors should be aware that the economy of the State of Michigan has, in the past, proven to be cyclical, due primarily to the fact that the leading sector of the State’s economy is the manufacturing of durable goods.

The State’s economy could be affected adversely by changes in the auto industry, notably consolidation and plant closings resulting from competitive pressures and over-capacity. Such actions could adversely affect State revenues and the financial impact on the local units of government in the areas in which plants are closed could be more severe.

The principal revenues sources for the State’s General Fund are taxes from sales, personal income, single business, and excise taxes. Under the State Constitution, expenditures from the General Fund are not permitted to exceed available revenues. The principal expenditures from the General Fund are directed towards education, public protection, mental and public health, and social services.

The Michigan Constitution of 1963 limits the amount of total revenues of the State raised from taxes and certain other sources to a level for each fiscal year equal to a percentage of the State’s personal income for the prior calendar year or average of the prior three calendar years, whichever is greater, and this fixed percentage equals the percentage of the 1978-79 fiscal year state government revenues to total calendar 1977 State personal income (which was 9.49%). In the event that the State’s total revenues exceed the limit by one percent or more, the Michigan Constitution of 1963 requires that the excess be refunded to taxpayers. Any excess of less than 1% may be transferred to the Budget Stabilization Fund.

There can be no assurance that any financial difficulties the State may experience will not adversely affect the market value or marketability of the Michigan Municipal Securities in the Portfolio or the ability of the respective obligors to pay interest on or principal of the Michigan Municipal Securities in the Portfolio, particularly in view of the dependency of local governments and other authorities upon State aid and reimbursement programs and, in the case of bonds issued by the State Building Authority, the dependency of the State Building Authority on the receipt of rental payments from the State to meet debt service requirements upon such bonds.

The Michigan Tax Free Bond Portfolio may contain general obligation bonds of local units of government pledging the full faith and credit of the local unit which are payable from the levy of ad valorem taxes on taxable property within the jurisdiction of the local unit. Challenges to the ability of local units to levy such taxes could have an adverse impact on the ad valorem tax bases of such units that could adversely affect their ability to raise funds for operation and debt service requirements.

Short-term Obligations of State and Local Governmental Issuers – The Prime Obligation Money Market Portfolio may, when deemed appropriate by its Sub-Adviser in light of the Portfolio’s investment objective, invest in high quality, short-term obligations issued by state and local governmental issuers which, as a result of the Tax Reform Act of 1986, carry yields that are competitive with those of other types of money market instruments of comparable quality.

Options

The Growth Portfolio, International Equity Portfolio, Intermediate-Term Income Portfolio and Michigan Tax Free Bond Portfolio may write call options on a covered basis only. The Intermediate-Term Income Portfolio and Michigan Tax Free Bond Portfolio may also enter into bond futures contracts and options on such contracts. Neither Portfolio will engage in option writing strategies for speculative purposes. The Small Cap Value Portfolio may write and sell both call options and put options, provided that the aggregate value of such options does not exceed 15% of the Portfolio’s net assets as of the time such options are entered into by the Portfolio.

A put option gives the purchaser of the option, upon payment of a premium, the right to sell, and the writer the obligation to buy, the underlying security, commodity, index, currency or other instrument at the exercise price. For instance, a Portfolio’s purchase of a put option on a security might be designed to protect its holdings in the underlying instrument (or, in some cases, a similar instrument) against a substantial decline in the market value by giving the Portfolio the right to sell such instrument at the option exercise price. A call option, upon payment of a premium, gives the purchaser of the option the right to buy, and the seller the obligation to sell, the underlying instrument at the exercise price. A Portfolio’s purchase of a call option on a security, financial future, index, currency or other instrument might be intended to protect the Portfolio against an increase in the price of the underlying instrument that it intends to purchase in the future by fixing the price at which it may purchase such instrument. An American style put or call option may be exercised at any time during the option period while a European style put or call option may be exercised only upon expiration or during a fixed period prior thereto. A Portfolio is authorized to purchase and sell exchange listed options and over-the-counter options (“OTC options”). Exchange listed options are issued by a regulated intermediary such as the Options Clearing Corporation (“OCC”), which guarantees the performance of the obligations of the parties to such options. The discussion below uses the OCC as an example, but is also applicable to other financial intermediaries.

With certain exceptions, OCC issued and exchange listed options generally settle by physical delivery of the underlying security or currency, although in the future cash settlement may become available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is “in-the-money” (i.e., where the value of the underlying instrument exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

A Portfolio’s ability to close out its position as a purchaser or seller of an OCC or exchange listed put or call option is dependent, in part, upon the liquidity of the option market. Among the possible reasons for the absence of a liquid option market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities including reaching daily price limits; (iv) interruption of the normal operations of the OCC or an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the relevant market for that option on that exchange would cease to exist, although outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

The hours of trading for listed options may not coincide with the hours during which the underlying financial instruments are traded. To the extent that the option markets close before the markets for the underlying financial instruments, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

OTC options are purchased from or sold to securities dealers, financial institutions or other parties (“Counterparties”) through direct bilateral agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. A Portfolio will only sell OTC options (other than OTC currency options) that are subject to a buy-back provision permitting the Portfolio to require the Counterparty to sell the option back to the Portfolio at a formula price within seven days. Each Portfolio expects generally to enter into OTC options that have cash settlement provisions, although it is not required to do so.

Unless the parties provide for it, there is no central clearing or guaranty function in an OTC option. As a result, if the Counterparty fails to make or take delivery of the security, currency or other instrument underlying an OTC option it has entered into with a Portfolio or fails to make a cash settlement payment due in accordance with the terms of that option, a Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, the Adviser or Sub-Adviser must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty’s credit to determine the likelihood that the terms of the OTC option will be satisfied.

Covered Call Writing – The Growth Portfolio and International Equity Portfolio may write covered call options on its securities provided the aggregate value of such options does not exceed 10% of that Portfolio’s net assets as of the time such options are entered into by the Portfolio. The advantage to a Portfolio of writing covered calls is that the Portfolio receives a premium, which is additional income. However, if the security rises in value, the Portfolio may not fully participate in the market appreciation.

In covered call options written by a Portfolio, the Portfolio will own the underlying security subject to a call option at all times during the option period. Unless a closing purchase transaction is effected, the Portfolio would be required to continue to hold a security, which it might otherwise wish to sell, or deliver a security it would want to hold. Options written by the Portfolio will normally have expiration dates between one and nine months from the date written. The exercise price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

Receipts

Receipts are sold as zero coupon securities which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying investments.

Repurchase Agreements

Repurchase agreements are arrangements by which a Portfolio obtains a security and simultaneously commits to return the security to the seller at an agreed upon price on an agreed upon date within a number of days from the date of purchase. A Portfolio will have actual or constructive possession of the security as collateral for the repurchase agreement. Collateral must be maintained at a value at least equal to 102% of the purchase price. A Portfolio bears a risk of loss in the event the other party defaults on its obligations and a Portfolio is delayed or prevented from exercising its right to dispose of the collateral securities or if a Portfolio realizes a loss on the sale of the collateral. A Portfolio will enter into repurchase agreements on behalf of a Portfolio only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

Restraints on Investments by Money Market Funds

Investments by a money market fund are subject to limitations imposed under regulations adopted by the SEC. Under these regulations, money market funds may only acquire obligations that present minimal credit risk and that are “eligible securities,” as defined by Rule 2a-7, which means they are (i) rated, at the time of investment, by at least two NRSROs (one if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined to be of comparable quality (a “first tier security”); or (ii) rated according to the foregoing criteria in the second highest short-term rating category or, if unrated, determined to be of comparable quality (“second tier security”). A security is not considered to be unrated if its issuer has outstanding obligations of comparable priority and security that have a short-term rating. A money market fund may invest up to 25% of its assets in “first tier” securities of a single issuer for a period of up to three business days. The securities that money market funds may acquire may be supported by credit enhancements, such as demand features or guarantees. The SEC regulations limit the percentage of securities that a money market fund may hold for which a single issuer provides credit enhancements.

Restricted Securities

The Portfolios may invest in restricted securities that are securities in which the Trust may otherwise invest as provided in the Prospectus and this Statement of Additional Information. Restricted securities are securities that may not be sold freely to the public absent registration under the Securities Act of 1933, as amended (the “Act”), or an exemption from registration. Each of these Portfolios may invest up to 15% (10% for the Prime Obligation Money Market Portfolio) of its net assets in illiquid securities, including restricted securities. Each Portfolio may invest in Section 4(2) commercial paper. Section 4(2) commercial paper is issued in reliance on an exemption from registration under Section 4(2) of the Act and is generally sold to institutional investors who purchase for investment. Any resale of such commercial paper must be in an exempt transaction, usually to an institutional investor through the issuer or investment dealers who make a market in such commercial paper. The Trust believes that Section 4(2) commercial paper is liquid to the extent it meets the criteria established by the Trust’s Board of Trustees. The Trust intends to treat such commercial paper as liquid and not subject to the investment limitations applicable to illiquid securities or restricted securities.

Securities Lending

The Portfolios may lend securities pursuant to agreements requiring that the loans be continuously secured by collateral received (in an amount equal to 102% of the market value of domestic loans and 105% of the market value of loans of foreign securities), and the collateral be marked to market daily to reflect changes in market value of the loaned securities. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for the Portfolio exceed one-third of the value of a Portfolio’s total assets taken at fair market value (including any collateral received in connection with such loans). A Portfolio will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. government securities. However, a Portfolio will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Adviser or Sub-Adviser to be of good standing and when, in the judgment of the Adviser or Sub-Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. Any loan may be terminated by either party upon reasonable notice to the other party. The Portfolios may use the Distributor or a broker/dealer affiliate of the Adviser or Sub-Adviser as a broker in these transactions.

Securities of Foreign Issuers

The Growth Portfolio, Value Portfolio, International Equity Portfolio, Intermediate-Term Portfolio and Prime Obligations Money Market Portfolio may invest in securities of foreign issuers. There are certain risks connected with investing in foreign securities. These include risks of adverse political and economic developments (including possible governmental seizure or nationalization of assets), the possible imposition of exchange controls or other governmental restrictions, less uniformity in accounting and reporting requirements, the possibility that there will be less information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad, and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, and may be less marketable than comparable U.S. securities. The value of a Portfolio’s investments denominated in foreign currencies will depend on the relative strengths of those currencies and the U.S. dollar, and a Portfolio may be affected favorably or unfavorably by changes in the exchange rates or exchange control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates also may affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains if any, to be distributed to shareholders by a Portfolio.

Foreign Securities

Each of the risks associated with investing in foreign securities may be magnified for securities issued by companies operating in emerging market countries. Emerging market countries are all countries that are considered to be developing or emerging countries by the World Bank or the International Finance Corporation, as well as countries classified by the United Nations or otherwise regarded by the international financial community as developing. Currently, the countries excluded from this category are Australia, Austria,

Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States.

Separately Traded Interest and Principal Securities (“STRIPS”)

The Value Portfolio, Intermediate-Term Income Portfolio and Prime Obligation Money Market Portfolio may invest in STRIPS, which are component parts of U.S. Treasury Securities traded through the Federal Book-Entry System. The Adviser will only purchase STRIPS that it determines are liquid or, if illiquid, do not violate a Portfolio’s investment policy concerning investments in illiquid securities. Consistent with Rule 2a-7 adopted under the 1940 Act, the Adviser or Sub-Adviser will only purchase STRIPS for the Prime Obligation Money Market Portfolio that have a remaining maturity of 397 days or less; therefore, the Portfolio currently may only purchase interest component parts of U.S. Treasury Securities. The Adviser or Sub-Adviser of a Portfolio will monitor the level of such holdings to avoid the risk of impairing shareholders’ redemption rights and of deviations in the value of shares of the Prime Obligation Money Market Portfolio.

Time Deposits

Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, they earn a specified rate of interest over a definite period of time; however, they cannot be traded in the secondary market. Time deposits with a withdrawal penalty or that mature in more than seven days are considered to be illiquid securities.

U.S. Government Agency Securities

Agency securities are issued or guaranteed by a federal agency or other government sponsored entity (GSE) acting under federal authority. Some GSE securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer’s Home Administration, Federal Financing Bank, General Services Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation, and Washington Metropolitan Area Transit Authority Bonds.

Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, and Tennessee Valley Authority in support of such obligations.

A few GSE securities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. These include the Farm Credit System, Financing Corporation, and Resolution Funding Corporation.

Investors regard agency securities as having low credit risks, but not as low as Treasury securities. A Fund treats mortgage-backed securities guaranteed by a GSE as if issued or guaranteed by a federal agency. Although such a guarantee protects against credit risks, it does not reduce market and prepayment risks.

U.S. Treasury Obligations

U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal Book-Entry System known as STRIPS.

Variable Amount Master Demand Notes

The Intermediate-Term Income Portfolio, Michigan Tax Free Bond Portfolio and Prime Obligation Money Market Portfolio may invest in variable amount master demand notes that may or may not be backed by bank letters of credit. These notes permit the investment of fluctuating amounts at varying market rates of interest pursuant to direct arrangements between the Trust, as lender, and the borrower. Such notes provide that the interest rate on the amount outstanding varies on a daily, weekly or monthly basis depending upon a stated short-term interest rate index. Both the lender and the borrower have the right to reduce the amount of outstanding indebtedness at any time. There is no secondary market for the notes. It is not generally contemplated that such instruments will be traded. The Adviser or Sub-Adviser will monitor on an ongoing basis the earning power, cash flow and liquidity ratio of the issuers of such instruments and will similarly monitor the ability of an issuer of a demand instrument to pay principal and interest on demand.

Variable and Floating Rate Instruments

Certain obligations may carry variable or floating rates of interest, and may involve a conditional or unconditional demand feature. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such security.

Warrants

Warrants are instruments giving holders the right, but not the obligation, to buy equity or fixed income securities of a company at a given price during a specified period.

When-Issued Securities

The Intermediate-Term Income Portfolio, Michigan Tax Free Bond Portfolio and Prime Obligation Money Market may invest in when-issued securities.

These securities involve the purchase of debt obligations on a when-issued basis, in which case delivery and payment normally take place within 45 days after the date of commitment to purchase. These Portfolios will only make commitments to purchase obligations on a when-issued basis with the intention of actually acquiring the securities, but may sell them before the settlement date. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case there could be an unrealized loss at the time of delivery.

Each of these Portfolios will maintain liquid assets in an amount at least equal in value to the Portfolio’s commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will maintain liquid assets on a daily basis that are equal to the amount of such commitments.

Zero Coupon, Pay-in-kind and Deferred Payment Securities

Zero coupon securities are securities that are sold at a discount to par value and securities on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received “phantom income” annually. Because a Portfolio will distribute its “phantom income” to shareholders, to the extent that shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional shares, a Portfolio will have fewer assets with which to purchase income producing securities. Alternatively, shareholders may have to redeem shares to pay tax on this “phantom income.” In either case, a Portfolio may have to dispose of its fund securities under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing cash to satisfy distribution requirements. A Portfolio accrues income with respect to the securities prior to the receipt of cash payments. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain zero coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.

INVESTMENT LIMITATIONS

Fundamental Policies

The following policies are fundamental and may not be changed without the consent of a majority of a Portfolio’s outstanding shares. The term “a majority of a Portfolio’s outstanding shares” means the vote of (i) 67% or more of the Portfolio’s shares present at a meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the Portfolio’s shares, whichever is less.

A Portfolio may not:

1.	Purchase securities of any issuer (except securities of other investment companies and securities issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Portfolio would be invested in the securities of such issuer. This restriction applies to 75% of a Portfolio’s assets. In addition, a Portfolio may not acquire more than 10% of the voting securities of any one issuer. These limitations do not apply to the Michigan Tax Free Bond Portfolio. As a money market fund, the Prime Obligation Money Market Portfolio is subject to additional diversification requirements.

2.	Purchase any securities which would cause more than 25% of the total assets of the Portfolio to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to (a) investments in the obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements involving such securities, (b) investments in tax-exempt securities issued by governments or political subdivisions of government or (c) obligations issued by domestic branches of United States banks or United States branches of foreign banks subject to the same regulations as United States banks. For purposes of this limitation (i) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (ii) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; (iii) supranational entities will be considered to be a separate industry; and (iv) loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower.

3.	Make loans, except that a Portfolio may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) engage in securities lending.

4.	Invest in companies for the purpose of exercising control.

5.	Borrow money except for temporary or emergency purposes and then only in an amount not exceeding one-third of the value of total assets. Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Portfolio’s assets, asset coverage of at least 300% is required. In the event that such asset coverage shall at any time fall below 300%, the Portfolio shall, within three days thereafter or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate heavy redemption requests if they should occur and is not for investment purposes. All borrowings in excess of 5% of a Portfolio’s total assets will be repaid before making additional investments and any interest paid on such borrowings will reduce income.

6.	Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (3) above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan, except as permitted with respect to securities lending.

7.	Purchase or sell real estate, real estate limited partnership interests, commodities or commodities contracts. However, subject to their permitted investments, any Portfolio may invest in companies that invest in real estate commodities or commodities contracts and may invest in financial futures contracts and related options.

8.	Act as an underwriter of securities of other issuers except as it may be deemed an underwriter under federal securities laws in selling a portfolio security.

9.	Issue senior securities (as defined in the 1940 Act), except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the SEC.

10.	The Michigan Tax Free Bond Portfolio shall invest its assets so that at least 80% of the income it distributes will be exempt from federal and Michigan state income taxes.

Non-Fundamental Policies

The following investment limitations of the Portfolios are non-fundamental and may be changed by the Trust’s Board of Trustees without shareholder approval.

1.	No Portfolio may invest in illiquid securities in an amount exceeding, in the aggregate, 15% of a portfolio’s net assets (10% for the Prime Obligation Money Market Portfolio).

2.	No Portfolio may invest in interests in oil, gas or other mineral exploration or development programs and oil, gas or mineral leases.

3.	A Portfolio may not make short sales of securities, maintain a short position or purchase securities on margin, except that the Trust may obtain short-term credits as necessary for the clearance of security transactions.

4.	A Portfolio may not purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder. The Prime Obligation Money Market Portfolio will invest in the shares of another money market fund only if (i) such other money market fund is subject to Rule 2a-7 under the 1940 Act; (ii) such other money market fund has investment criteria equal to or higher than those of such Portfolio; and (iii) the Trust’s Board of Trustees monitors the activities of such other money market fund.

The foregoing percentages, except with respect to borrowings and illiquid securities, will apply at the time of the purchase of a security and shall not be considered violated unless an excess occurs or exists immediately after and as a result of a purchase of such security.

THE ADVISER

General. CB Capital Management, Inc. (the “Adviser”), 328 S. Saginaw Street, Flint, Michigan 48502, is a wholly owned subsidiary of Citizens Bank, and serves as investment adviser to the Portfolios pursuant to an investment advisory agreement (the “Advisory Agreement”) with the Trust. Citizens Bank was incorporated in 1871 in the State of Michigan. Citizens Bank is a wholly-owned subsidiary of Citizens Banking Corporation. Citizens Banking Corporation is an interstate bank holding company with over $7.5 billion in assets and 202 banking offices in Michigan and Illinois. As of January 2004, the Adviser’s total assets under management were $ billion. The Adviser has managed bank common funds, pension plan assets and personal trust assets since 1927. The Adviser has experience as an investment adviser to the Former Portfolios.

Advisory Agreement with the Trust. Under the Advisory Agreement, the Adviser is responsible for the investment decisions for each Portfolio, and continuously reviews, supervises and administers each Portfolio’s investment program. The Advisory Agreement also provides that the Adviser shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

The continuance of the Advisory Agreement, after the first two years, must be specifically approved at least annually (i) by the vote of the Trustees, and (ii) by the vote of a majority of the Trustees who are not parties to the Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to the Portfolios by a majority of the outstanding shares of the Portfolios, on not less than 30 days’ nor more than 60 days’ written notice to the Adviser, or by the Adviser on 90 days’ written notice to the Trust.

The Trust and the Adviser have employed Wellington Management Company, LLP as the investment sub-adviser to the Prime Obligation Money Market Portfolio, Systematic Financial Management, L.P. as the investment sub-adviser to the Value Portfolio and Small Cap Value Portfolios, Nicholas-Applegate Capital Management as the investment sub-adviser to the Growth Portfolio and BlackRock International, Ltd., as the investment sub-adviser to the International Equity Portfolio, to manage the Portfolios on a day-to-day basis, in each case subject to the supervision of the Adviser and the Trustees. In conjunction with the Adviser, each investment sub-adviser makes the investment decisions for the assets of the respective Portfolio and continuously reviews, supervises and administers the Portfolio’s investment program. See “The Sub-Advisers.”

Advisory Fees Paid to the Adviser. For its services, the Adviser is entitled to a fee, which is calculated daily and paid monthly, at an annual rate based on the average daily net assets of each Portfolio as follows: Growth Portfolio, 0.34%; Value Portfolio, 0.29% on the first $50 million, 0.39% on the next $50 million, and 0.34% on any amount above $100 million; Small Cap Value Portfolio, 0.34%; International Equity Portfolio, 0.30%; Intermediate-Term Income Portfolio, 0.50%; Michigan Tax Free Bond Portfolio, 0.50%; and Prime Obligation Money Market Portfolio, 0.225% on the first $500 million, and 0.28% in excess of $500 million.

For the fiscal years ended January 31, 2004, 2003 and 2002, the Portfolios paid the following advisory fees to the Adviser:

	Fees Paid			Fees Waived
Portfolio	2004	2003	2002	2004	2003	2002
Growth Portfolio	$173,183	$172,904	$226	$34,510	$41,177	$0
Value Portfolio	$240,135	$243,052	$282	$3,256	$35,538	$9
Small Cap Value Portfolio	$139,165	$147,947	$197	$33,599	$57,876	$18
International Equity Portfolio	$151,723	$136,239	$75	$6,421	$26,403	$61
Intermediate-Term Income Portfolio	$522,201	$571,708	$506	$176,683	$230,500	$242
Michigan Tax Free Bond Portfolio	$320,788	$364,001	$258	$154,389	$179,113	$155
Prime Obligation Money Market Portfolio	$366,385	$337,508	$24	$361,005	$334,190	$301

THE SUB-ADVISERS

Wellington Management Company, LLP (a “Sub-Adviser” or “Wellington”) serves as the investment sub-adviser for the Prime Obligation Money Market Portfolio, Systematic Financial Management, L.P. (a “Sub-Adviser” or “Systematic Financial”) serves as investment sub-adviser for the Value Portfolio and Small Cap Value Portfolio, Nicholas-Applegate Capital Management (a “Sub-Adviser” or “Nicholas-Applegate”) serves as investment sub-adviser for the Growth Portfolio, and BlackRock International, Ltd., (a “Sub-Adviser” or “BIL”) serves as investment sub-adviser for the International Equity Portfolio pursuant to sub-advisory agreements (each, a “Sub-Advisory Agreement”) with the Trust and the Adviser. Under each Sub-Advisory Agreement, the Sub-Adviser manages the investments of the appropriate Portfolio, selects investments, and places all orders for purchases and sales of the Portfolio’s securities, subject to the general supervision of the Trustees of the Trust and the Adviser. The Portfolio pays each Sub-Adviser for its services.

Wellington Management Company, LLP (Wellington)

General. Wellington Management is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington and its predecessor organizations have provided investment advisory services to investment companies since 1928. Wellington Management Company, LLP, 75 State Street, Boston, MA 02109, is a Massachusetts limited liability partnership, of which the following persons are managing partners: Laurie A Gabriel, Duncan M. McFarland and John R. Ryan.

Sub-Advisory Fees Paid to Wellington. For the services provided and expenses incurred pursuant to the Sub-Advisory Agreement, Wellington is entitled to receive a fee, computed daily and paid monthly, at the annual rate of .075% of the first $500 million of the Portfolio’s average daily net assets and .02% on assets in excess of $500 million. For the fiscal years ended January 31, 2004, 2003 and 2002, Wellington received the following sub-advisory fees from the following Former Portfolio:

	Fees Paid			Fees Waived
Portfolio	2004	2003	2002	2004	2003	2002
Prime Obligation Money Market Portfolio	$122,128	$112,502	$109	$0	$0	$0

Nicholas-Applegate Capital Management (Nicholas-Applegate)

General. Nicholas-Applegate serves as the investment sub-adviser for the Growth Portfolio. Nicholas-Applegate has operated as a registered investment adviser providing investment advisory services for a wide variety of clients including employee benefit plans, university endowments, foundations, public retirement systems and unions, other institutional investors and individuals since 1984 and, since April 1987, investment companies. Nicholas-Applegate is controlled by Allianz of America, Inc. (“AZOA”). Allianz AG, the parent of AZOA, is a publicly traded German Aktiengesellschaft (a German publicly traded company), which, together with its subsidiaries, comprises one of the world’s largest insurance group (the “Allianz Group”). Allianz AG’s address is: Koeniginstrasse 28, D-80802, Munich, Germany. The principal business address of Nicholas-Applegate is 600 West Broadway, 29th Floor, San Diego, California 92101.

Sub-Advisory Fees Paid to Nicholas-Applegate. For the services provided and the expenses incurred pursuant to the Sub-Advisory Agreement, Nicholas-Applegate is entitled to receive from the Portfolios a fee, calculated daily and paid monthly, at an annual rate of 0.40% of the average daily net assets of each Portfolio.

For the fiscal years ended January 31, 2004, 2003 and 2002, Nicholas-Applegate received the following sub-advisory fees from the following Portfolio:

	Fees Paid			Fees Waived
Portfolio	2004	2002	2002	2004	2003	2002
Growth Portfolio	$203,744	$203,417	$267	$0	$0	$0

Systematic Financial Management, L.P. (Systematic)

General. Systematic serves as the investment sub-adviser for the Value Portfolio and Small Cap Value Portfolio. Systematic was established in 1982 and has managed these Portfolios on a discretionary basis since their inception. Systematic’s clients include foundations, pension funds, public retirement systems and Taft-Hartley plans as well as other institutional investors and individuals. Systematic’s value strategy, which was originally developed by its Chief Investment Officer, has been employed since the early 1980’s. Systematic is a Delaware limited partnership, with Affiliated Managers Group (AMG) owning a majority share. AMG is a publicly traded asset management company that acquires and holds interests in a diverse group of growing, mid-sized investment management firms. The principal business address of AMG is 600 Hale Street, Prides Crossing, MA 01965. The principal business address of Systematic is 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor, Teaneck, NJ 07666.

Sub-Advisory Fees Paid to Systematic Financial. For the services provided and the expenses incurred pursuant to the Sub-Advisory Agreement, Systematic is entitled to receive from the Value Portfolio a fee, calculated daily and paid monthly, at an annual rate of 0.45% of the first $50 million, 0.35% of the next $50 million and 0.40% of any amount above $100 million of the average daily net assets of the Value Portfolio and 0.65% of the average daily net assets of the Small Cap Value Portfolio.

For the fiscal years ended January 31, 2004, 2003 and 2002, Systematic received sub-advisory fees from the following Portfolios:

	Fees Paid			Fees Waived
Portfolio	2004	2003	2002	2004	2003	2002
Value Portfolio	$310,377	$312,996	$356	$0	$0	$0
Small Cap Value Portfolio	$266,051	$282,838	$412	$0	$0	$0

BlackRock International, Ltd. (BIL)

General. BIL serves as the investment sub-adviser for the International Equity Portfolio. The principal address of BIL is 40 Torphichen Street, Edinburgh EH3 8JB Scotland, U.K. BIL selects, buys and sells securities for the Portfolio under the supervision of the Adviser and the Board of Trustees. BIL is a wholly-owned subsidiary of BlackRock, Inc. (BlackRock), one of the largest publicly traded investment management firms in the United States. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products, including the BLACKROCK FUNDS and BLACKROCK LIQUIDITY FUNDS. In addition, BlackRock provides risk management advice and investment systems services to a growing number of institutional investors under the BLACKROCK SOLUTIONS name. Clients are served from the company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, San Francisco, Tokyo and Wilmington. BlackRock is a member of the PNC Financial Services Group (NYSE: PNC), and is majority-owned by PNC and BlackRock employees.

Sub-Advisory Fees Paid to BIL. For the services provided and the expenses incurred pursuant to the Sub-Advisory Agreement, BIL is entitled to receive from the Portfolio a fee, calculated daily and paid monthly, at an annual rate of 0.60% up to $35 million; 0.50% on assets $35 million to $100 million; and 0.40% on assets above $100 million of the average daily net assets of the Portfolio.

For the fiscal period ended January 31, 2004, 2003 and 2002, the BIL received sub-advisory fees from the following corresponding Former Portfolio:

	Fees Paid			Fees Waived
Portfolio	2004	2003	2002	2004	2003	2002
International Equity Portfolio	$287,872	$263,280	$154	$0	$0	$0

ADMINISTRATOR AND SUB-ADMINISTRATOR

Federated Services Company, a subsidiary of Federated Investors, Inc., and CB Capital Management, Inc. serve as Administrator and Sub-Administrator to the Portfolios, respectively. Both the Administrator and the Sub-Administrator provide administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolios. The Portfolios pay the Administrator and Sub-Administrator for their services.

Federated Services Company provides these services at the following annual rate of the average aggregate daily net assets of all Portfolios of the Trust as specified below:

Average Aggregate Daily
Maximum Administrative Fee	Net Assets of the Portfolios
0.125 of 1%	on the first $400 million
0.100 of 1%	on the next $250 million
0.075 of 1%	on assets in excess of $650 million

The administrative fee received during any fiscal year shall be at least $50,000 per Portfolio and $10,000 on any newly created classes of Shares. Federated Services Company may voluntarily waive a portion of its fee and may reimburse the Portfolios for expenses.

CB Capital Management, Inc. provides these sub-administrative services at the following annual rate of the average aggregate daily net assets of all Portfolios of the Trust as specified below:

Average Aggregate Daily
Maximum Administrative Fee	Net Assets of the Portfolios
0.0475 of 1%	on the first $400 million
0.0725 of 1%	on the next $250 million
0.0975 of 1%	on assets in excess of $650 million

DISTRIBUTOR

Edgewood Services, Inc. serves as the Distributor of the Portfolios. Under the Distributor’s Contract with the Portfolios, the Distributor offers Shares on a continuous, best-efforts basis.

Class A Distribution Plan

The Distribution Agreement and the Distribution Plan adopted by the Class A shareholders provides that the Class A shares of the Portfolio will pay the Distributor a fee of 0.25% of the average daily net assets which the Distributor can use to compensate/broker dealers and service providers, including the Adviser and its affiliates which provide administrative and/or distribution services to the Class A shareholders or their customers who beneficially own Class A shares. The Distribution Plan is characterized as a compensation plan since the distribution fee will be paid to the Distributor without regard to the distribution or shareholder service expenses incurred by the Distributor or the amount or payments made to financial institutions and intermediaries. The Trust intends to operate the Distribution Plan in accordance with its terms and with the NASD rules concerning sales charges.

For the fiscal years ended January 31, 2004, 2003, and 2002, the Portfolios paid the following distribution fees to their distributor under a similar Distribution Plan and Agreement:

	Distribution Fees Paid
Portfolio	2004	2003	2002
Growth Portfolio	$14,704	$15,909	$21,891
Value Portfolio	$16,673	$18,096	$19,961
Small Cap Value Portfolio	$16,476	$17,028	$15,808
International Equity Portfolio	$3,013	$2,354	$1,300
Intermediate-Term Income Portfolio	$25,536	$21,542	$18,327
Michigan Tax Free Bond Portfolio	$1,499	$1,759	$1,741
Prime Obligation Money Market Portfolio	$31,507	$36,726	$36,106

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

Federated Services Company, through its registered transfer agent subsidiary, Federated Shareholder Services Company, maintains all necessary shareholder records. The Fund pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.

CUSTODIAN AND FUND ACCOUNTANT

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Funds. Foreign instruments purchased by a Fund are held by foreign banks participating in a global custody network coordinated by State Street Bank. State Street Bank and Trust Company also provides financial administration and fund accounting services for the Portfolios.

CODES OF ETHICS

The Trust’s Board of Trustees, on behalf of the Trust, has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940. In addition, the Advisor and Distributor have adopted Codes of Ethics pursuant to Rule 17j-1. These Codes of Ethics (each a “Code” and together the “Codes”) apply to the personal investing activities of trustees, officers and certain employees (“access persons”). Rule 17j-1 and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by access persons. Under each Code, access persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain access persons are required to obtain approval before investing in initial public offerings or private placements, or are prohibited from making such investments. Copies of these Codes are on file with the SEC, and are available to the public.

VOTING PROXIES ON FUND PORTFOLIO SECURITIES

The Board has delegated to the following sub-advisers authority to vote proxies on the securities held in the corresponding portfolios sub-advised by such sub-advisers; Nicholas-Applegate Capital Management (Golden Oak® Growth Portfolio); Systematic Financial Management, LP (Golden Oak® Value Portfolio and Golden Oak® Small Cap Value Portfolio); and BlackRock International, Ltd (Golden Oak® International Equity Portfolio). The Board has also approved each such sub-adviser’s policies and procedures for voting the proxies, which are described below. No delegation or authorization was made with respect to Golden Oak® Intermediate-Term Income Portfolio, Golden Oak® Michigan Tax Free Portfolio or Golden Oak® Prime Obligation Portfolio because each such portfolio invests exclusively in non-voting securities.

Nicholas-Applegate Proxy Voting Policies

Nicholas-Applegate Capital Management takes seriously the responsibility of voting proxies on behalf of our clients. Our policies and procedures are designed to meet all applicable fiduciary standards and to protect the rights and enhance the economic welfare of those to whom we owe a fiduciary duty.

A Proxy Committee, including executive, investment, sales, marketing, compliance and operations personnel, is responsible for establishing our policies and procedures. The Committee reviews these policies and procedures on a regular basis and makes such changes as it believes are necessary. Our guidelines and voting actions are to a large extent aligned with the voting recommendations of Institutional Shareholder Services (“ISS”), a third-party proxy voting service to which we subscribe.

We review all proxies for which we have voting responsibility, and vote all proxies according to our written guidelines, taking into account ISS recommendations and/or investment team input. Our guidelines address such general areas as elections of directors and auditors, corporate defenses, corporate governance, mergers and acquisitions, corporate restructuring, state of incorporation, proxy contest issues, executive compensation, employee considerations and social issue proposals.

The guidelines reflect our normal voting position on certain issues, and will not apply in every situation. The guidelines are intended to generally cover both U.S. and international proxy voting, although due to country differences and requirements, international proxy voting may differ depending on individual facts and circumstances. Some issues require a case-by-case analysis prior to voting and, in those situations, input from our investment team will normally be solicited. Even when our guidelines specify how we normally vote on particular issues, we may change the vote if it is reasonably determined to be in our clients best interest. In addition, on client request, we may vote proxies for that client in a particular manner overall, such as union or labor sensitive.

To ensure that voting responsibilities are met, the Committee has established operational procedures to have client proxies reconciled against client holdings. The procedures are also intended to ensure that proxies are voted consistent with voting guidelines, that the best proxy analysis is used for each issue, and all votes are recorded and justified. Any variance from stated policy is carefully noted, including the reason for the variance.

We maintain proxy voting records for all accounts and make these records available to clients at their request by calling 1-800-551-8043.

Systematic Financial Management, LP Proxy Voting Procedures

Systematic believes that proxy-voting rights must be exercised in accordance with the fiduciary duties of loyalty and prudence. Systematic’s Proxy Voting Policies have been carefully drafted to meet these requirements by promoting long-term shareholder value and emphasizing the economic best interests of beneficial owners.

A number of recurring issues can be identified with respect to the governance of a company and actions proposed by that company’s board. This has enabled Systematic to adopt internal Proxy Voting guidelines to vote on these issues in a consistent manner.

Auditor Standards

Systematic’s policy is in accord with the requirements set forth by the Sarbanes-Oxley Act of 2002. The act states that the Audit Committee must be responsible for the appointment, compensation, and oversight of the work of the company’s external Auditor.

Board of Directors

Responsibilities of the Board of Directors may include the election of: (i) Directors, (ii) Independent Directors, (iii) Independent Nominating, Audit & Compensation Committees, (iv) Audit Committees, (v) Compensation Committees (vi) Nominating/Corporate Governance Committee; (vii) Separate Offices of Chairman of the Board & CEO; and the oversight of: (i) Classified Boards, (ii) Term Limits, (iii) Director Liability, and (iv) Indemnification.

Compensation

Issues may include (i) Stock Option Plans, (ii) Executive Compensation Plans, (iii) Disclosing or Restricting Executive Compensation, (iv) Golden Parachutes, and (v) Outside Director Compensation & Benefits.

Corporate Governance

Issues may include (i) Broader Participation on the Board, (ii) Increasing Authorized Common Stock, (iii) Blank-Check Preferred Stock, (iv) Reincorporation, (v) Shareholder Rights Plans (Poison Pills), (vi) Board Size & Compensation, (v) Supermajority Voting Requirements, (vi) Dual Class Voting, (vii) Cumulative Voting, (viii) Shareholders’ Right to Call Special Meetings, (ix) Approving Other Business, (x) Equal Access to the Proxy, and (xi) Fair-Price Provisions.

Systematic has a Proxy Voting Committee that monitors and reviews our voting policies and procedures on a quarterly basis. Some issues reviewed by the committee include the vote of any conflict of interest; the documentation of any conflict of interest, corporate actions and it also ensures that proxies are voted in a timely manner. Systematic uses consensus decisions when voting an issue and does not allow portfolio managers to vote proxies independently.

Systematic holds the position that all votes on all proxy issues should be reviewed on a company-by-company basis and that no issue should be considered routine. It is our resolve that each issue will be evaluated in the context of the company under examination and will be subject to an analysis of the economic impact an issue may have on long-term shareholder value. We will assess the short-term and long-term impact of an issue, and will promote a position that is consistent with the long-term economic best interests of account owners. Our policies also take into consideration actions, which promote good corporate governance through the proxy voting process. When company-specific factors are overlaid, every proxy voting decision becomes a case-by-case decision.

If you would like to obtain a copy of Systematic’s full text version of its Proxy Voting Policy and Procedures, please contact Michele Egeberg or Kimberly Olkowski at 201-928-1982.

BlackRock International, Ltd. Proxy Voting Procedures

BlackRock recognizes that implicit in the initial decision to retain or invest in the security of a corporation is approval of its existing corporate ownership structure, its management, and its operations. Accordingly, proxy proposals that would change the existing status of a corporation are reviewed carefully and supported only when it seems clear that the proposed changes are likely to benefit the corporation and its shareholders. Notwithstanding this favorable predisposition, BlackRock assesses management on an ongoing basis both in terms of its business capability and its dedication to the shareholders to ensure that BlackRock’s continued confidence remains warranted. If BlackRock determines that management is acting on its own behalf instead of for the well being of the corporation, it will vote to support the shareholder.

BlackRock’s proxy voting policy and its attendant recommendations attempt to generalize a complex subject. Specific fact situations, including differing voting practices in jurisdictions outside the United States, might warrant departure from these guidelines. With respect to voting proxies of non-U.S. companies, a number of logistical problems may arise that may have a detrimental effect on BlackRock’s ability to vote such proxies in the best interests of the Fund. Accordingly, BlackRock may determine not to vote proxies if it believes that the restrictions or other detriments associated with such vote outweigh the benefits that will be derived by voting on the company’s proposal.

Additionally, situations may arise that involve an actual or perceived conflict of interest. For example, BlackRock may manage assets of a pension plan of a company whose management is soliciting proxies, or a BlackRock employee may have a close relative who serves as a director or executive of a company that is soliciting proxies. BlackRock’s policy in all cases is to vote proxies based on its clients’ best interests and not the product of the conflict.

BlackRock has engaged Institutional Shareholder Services (“ISS”) to assist it in the voting of proxies. ISS analyzes all proxy solicitations BlackRock receives for its clients and advises BlackRock how, based upon BlackRock’s guidelines, the relevant votes should be cast.

Below is a summary of some of the procedures described in the Proxy Voting Policy.

Routine Matters. BlackRock will generally support routine proxy proposals, amendments, or resolutions if they do not measurably change the structure, management control, or operation of the issuer and they are consistent with industry standards as well as the corporate laws of the state of incorporation of the issuer.

Social Issues. If BlackRock has determined that management is generally socially responsible, it will generally vote against social issue proposals, which are generally proposed by shareholders who believe that the corporation’s internally adopted policies are ill-advised or misguided.

Financial/Corporate Issues. BlackRock will generally vote in favor of proposals that seek to change a corporation’s legal, business or financial structure provided the position of current shareholders is preserved or enhanced.

Shareholder Rights. Proposals in this category are made regularly both by management and shareholders. They can be generalized as involving issues that transfer or realign board or shareholder voting power. BlackRock will generally oppose any proposal aimed solely at thwarting potential takeover offers by requiring, for example, super-majority approval. At the same time it believes stability and continuity promote profitability. Individual proposals may have to be carefully assessed in the context of their particular circumstances.

In the case of the Trust, the Board of Trustees has delegated the authority to vote proxies for the portfolio securities held by the Index Master Portfolio to DFA in accordance with the Proxy Voting Policies and Procedures (the “Voting Policies”) and Proxy Voting Guidelines (“Voting Guidelines”) adopted by DFA.

The Investment Committee at DFA is generally responsible for overseeing DFA’s proxy voting process. The Investment Committee may designate one or more of its members to oversee specific, on going compliance with respect to the Voting Policies and may designate other personnel of DFA to vote proxies on behalf of the Index Master Portfolio, including all authorized traders of DFA.

DFA votes proxies in a manner consistent with the best interests of the Index Master Portfolio. Generally, DFA analyzes proxy statements on behalf of the Index Master Portfolio in accordance with the Voting Policies and the Voting Guidelines. Most proxies that DFA receives will be voted in accordance with the predetermined Voting Guidelines. Since nearly all proxies are voted in accordance with the Voting Guidelines, it normally will not be necessary for DFA to make an actual determination of how to vote a particular proxy, thereby largely eliminating conflicts of interest for DFA during the proxy voting process. However, the Proxy Policies do address the procedures to be followed if a conflict of interest arises between the interests of the Index Master Portfolio and the interests of DFA or its affiliates. If an Investment Committee member has actual knowledge of a conflict of interest and recommends a vote contrary to the Voting Guidelines, DFA, prior to voting, will fully disclose the conflict to a disinterested Trustee of the Trust and vote the proxy in accordance with the direction of such disinterested Trustee.

The Voting Guidelines summarize DFA’s positions on various issues and give a general indication as to how DFA will vote proxies on each issue. DFA will usually vote proxies in accordance with the Voting Guidelines. However, DFA reserves the right to vote certain issues counter to the Voting Guidelines if, after a review of the matter (which analysis will be documented in writing), DFA believes that the Index Master Portfolio’s best interests would be served by such vote. To the extent that the Voting Guidelines do not address a potential voting issue DFA will vote on such issue in a manner that is consistent with the spirit of the Voting Guidelines and that DFA believes would be in the best interest in the Index Master Portfolio. Pursuant to the Voting Guidelines DFA generally votes for matters such as: (i) routine business decisions (such as stock splits, name changes and setting the number of directors); (ii) reverse anti-takeover amendments; (iii) auditors; (iv) directors; (v) proposals establishing or increasing indemnification of directors; (vi) proposals eliminating or reducing director’s liability; (vii) equal access to the proxy; (viii) the right to act by written consent of shareholders and to hold special meetings of shareholders; and (ix) the separation of audit and consulting responsibilities. As provided in the Voting Guidelines, DFA generally votes against matters such as: (i) anti-takeover measures (such as reincorporation to facilitate a takeover defense, adoption of fair price amendments, institution of classified boards of directors, elimination of cumulative voting and creation of a super majority provisions); (ii) the issuance of a new class of stock with unequal voting rights; and (iii) blank check preferred stock proposals. The Voting Guidelines also provide that DFA will generally consider on an individual basis such proposals as: (i) increasing authorized common stock; (ii) establishing or increasing a stock option plan or other employee compensation plan; (iii) approving a reorganization or merger; and (iv) approving a proposal by a dissident shareholder in a proxy battle.

Under certain circumstances, DFA may not be able to vote proxies or DFA may find that the expected economic costs from voting outweigh the benefits associates with voting. For example, generally DFA may not vote proxies on non-U.S. securities due to local restrictions, customs or anticipated expenses.

INDEPENDENT AUDITORS

The independent auditors for the Trust, Ernst & Young LLP, conducts its audits in accordance with auditing standards generally accepted in the United States of America, which require it to plan and perform its audits to provide reasonable assurance about whether the Trust’s financial statements and financial highlights are free of material misstatement.

WHO MANAGES AND PROVIDES SERVICES TO THE PORTFOLIOS?

BOARD OF TRUSTEES

The Board is responsible for managing the Trust’s business affairs and for exercising all the Trust’s powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Trust. Where required, the tables separately list Board members who are “interested persons” of the Trust (i.e., “Interested” Board members) and those who are not (i.e., “Independent” Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222. The Golden Oak® Family of Funds complex consists of seven investment company portfolios. Unless otherwise noted, each Board member oversees all Portfolios in the Golden Oak Family® of Funds complex; serves for indefinite term; and also serves as a Board member of the following investment company complexes: Banknorth Funds-four portfolios; Federated Investors Fund Complex-138 portfolios; and WesMark Funds-five portfolios.

As of March 1, 2004, the Trust’s Board and Officers as a group owned less than 1% of the Trust’s outstanding Institutional Shares and Class A Shares.

INTERESTED TRUSTEES BACKGROUND AND COMPENSATION

Name
Birth Date
Address		Aggregate
Positions Held with Trust	Principal Occupation(s) for Past Five Years, Other Directorships Held and	Compensation
Date Service Began	Previous Positions	From Trust
John F. Donahue* Birth Date: July 28, 1924 CHAIRMAN AND TRUSTEE Began serving: May 2002	Principal Occupations: Chairman and Director or Trustee of the Federated Fund Complex; Chairman and Director, Federated Investors, Inc. Previous Positions: Trustee, Federated Investment Management Company and Chairman and Director, Federated Investment Counseling.	$0

J. Christopher Donahue* Birth Date: April 11, 1949 EXECUTIVE VICE PRESIDENT AND TRUSTEE Began serving: May 2002	Principal Occupations: Principal Executive Officer and President of the Federated Fund Complex; Director or Trustee of some of the Funds in the Federated Fund Complex; President, Chief Executive Officer and Director, Federated Investors, Inc.; Chairman and Trustee, Federated Investment Management Company; Trustee, Federated Investment Counseling; Chairman and Director, Federated Global Investment Management Corp.; Chairman, Federated Equity Management Company of Pennsylvania, Passport Research, Ltd. and Passport Research II, Ltd.; Trustee, Federated Shareholder Services Company; Director, Federated Services Company.

	Previous Positions: President, Federated Investment Counseling; President and Chief Executive Officer, Federated Investment Management Company, Federated Global Investment Management Corp. and Passport Research, Ltd.	$0

Name
Birth Date
Address		Aggregate
Positions Held with Trust	Principal Occupation(s) for Past Five Years, Other Directorships Held and	Compensation
Date Service Began	Previous Positions	From Trust
Lawrence D. Ellis, M.D.* Birth Date: October 11, 1932 3471 Fifth Avenue Suite 1111 Pittsburgh, PA TRUSTEE Began serving: May 2002	Principal Occupations: Director or Trustee of the Federated Fund Complex; Professor of Medicine, University of Pittsburgh; Medical Director, University of Pittsburgh Medical Center Downtown; Hematologist, Oncologist and Internist, University of Pittsburgh Medical Center. Other Directorships Held: Member, National Board of Trustees, Leukemia Society of America. Previous Positions: Trustee, University of Pittsburgh; Director, University of Pittsburgh Medical Center.	$0

* Family relationships and reasons for “interested” status: John F. Donahue is the father of J. Christopher Donahue; both are “interested” due to the positions they hold with Federated Investors, Inc. and its subsidiaries. Lawrence D. Ellis, M.D. is “interested” because his son-in-law is employed by Federated Securities Corp., which is a subsidiary of Federated Investors, Inc.

INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION

Name
Birth Date
Address		Aggregate
Positions Held with Trust	Principal Occupation(s) for Past Five Years, Other Directorships Held and	Compensation
Date Service Began	Previous Positions	From Trust
Thomas G. Bigley Birth Date: February 3, 1934 15 Old Timber Trail Pittsburgh, PA TRUSTEE Began serving: May 2002	Principal Occupation: Director or Trustee of the Federated Fund Complex. Other Directorships Held: Director, Member of Executive Committee, Children’s Hospital of Pittsburgh; Director, University of Pittsburgh. Previous Position: Senior Partner, Ernst & Young LLP.	$0

John T. Conroy, Jr. Birth Date: June 23, 1937 Grubb & Ellis/Investment Properties Corporation 3838 Tamiami Trail N. Naples, FL TRUSTEE Began serving: May 2002	Principal Occupations: Director or Trustee of the Federated Fund Complex; Chairman of the Board, Investment Properties Corporation; Partner or Trustee in private real estate ventures in Southwest Florida. Previous Positions: President, Investment Properties Corporation; Senior Vice President, John R. Wood and Associates, Inc., Realtors; President, Naples Property Management, Inc. and Northgate Village Development Corporation.	$0

Nicholas P. Constantakis Birth Date: September 3, 1939 175 Woodshire Drive Pittsburgh, PA TRUSTEE Began serving: May 2002	Principal Occupation: Director or Trustee of the Federated Fund Complex. Other Directorships Held: Director and Member of the Audit Committee, Michael Baker Corporation (engineering and energy services worldwide). Previous Position: Partner, Anderson Worldwide SC.	$0

Name
Birth Date
Address		Aggregate
Positions Held with Trust	Principal Occupation(s) for Past Five Years, Other Directorships Held and	Compensation
Date Service Began	Previous Positions	From Trust
John F. Cunningham Birth Date: March 5, 1943 353 El Brillo Way Palm Beach, FL TRUSTEE Began serving: May 2002	Principal Occupation: Director or Trustee of the Federated Fund Complex. Other Directorships Held: Chairman, President and Chief Executive Officer, Cunningham & Co., Inc. (strategic business consulting); Trustee Associate, Boston College. Previous Positions: Director, Redgate Communications and EMC Corporation (computer storage systems); Chairman of the Board and Chief Executive Officer, Computer Consoles, Inc.; President and Chief Operating Officer, Wang Laboratories; Director, First National Bank of Boston; Director, Apollo Computer, Inc.	$0

Peter E. Madden Birth Date: March 16, 1942 One Royal Palm Way 100 Royal Palm Way Palm Beach, FL TRUSTEE Began serving: May 2002	Principal Occupation: Director or Trustee of the Federated Fund Complex; Management Consultant. Other Directorships Held: Board of Overseers, Babson College. Previous Positions: Representative, Commonwealth of Massachusetts General Court; President, State Street Bank and Trust Company and State Street Corporation (retired); Director, VISA USA and VISA International; Chairman and Director, Massachusetts Bankers Association; Director, Depository Trust Corporation; Director, The Boston Stock Exchange.	$0

Charles F. Mansfield, Jr. Birth Date: April 10, 1945 80 South Road Westhampton Beach, NY TRUSTEE Began serving: May 2002	Principal Occupations: Director or Trustee of the Federated Fund Complex; Management Consultant; Executive Vice President, DVC Group, Inc. (marketing, communications and technology) (prior to 9/1/00). Previous Positions: Chief Executive Officer, PBTC International Bank; Partner, Arthur Young & Company (now Ernst & Young LLP); Chief Financial Officer of Retail Banking Sector, Chase Manhattan Bank; Senior Vice President, HSBC Bank USA (formerly, Marine Midland Bank); Vice President, Citibank; Assistant Professor of Banking and Finance, Frank G. Zarb School of Business, Hofstra University.	$0

John E. Murray, Jr., J.D., S.J.D. Birth Date: December 20, 1932 Chancellor, Duquesne University Pittsburgh, PA TRUSTEE Began serving: May 2002	Principal Occupations: Director or Trustee of the Federated Fund Complex; Chancellor and Law Professor, Duquesne University; Partner, Murray, Hogue & Lannis. Other Directorships Held: Director, Michael Baker Corp. (engineering, construction, operations and technical services). Previous Positions: President, Duquesne University; Dean and Professor of Law, University of Pittsburgh School of Law; Dean and Professor of Law, Villanova University School of Law.	$0

Marjorie P. Smuts Birth Date: June 21, 1935 4905 Bayard Street Pittsburgh, PA TRUSTEE Began serving: May 2002	Principal Occupations: Director or Trustee of the Federated Fund Complex; Public Relations/Marketing Consultant/Conference Coordinator. Previous Positions: National Spokesperson, Aluminum Company of America; television producer; President, Marj Palmer Assoc.; Owner, Scandia Bord.	$0

Name
Birth Date
Address		Aggregate
Positions Held with Trust	Principal Occupation(s) for Past Five Years, Other Directorships Held and	Compensation
Date Service Began	Previous Positions	From Trust
John S. Walsh Birth Date: November 28, 1957 2604 William Drive Valparaiso, IN TRUSTEE Began serving: May 2002	Principal Occupations: Director or Trustee of the Federated Fund Complex; President and Director, Heat Wagon, Inc. (manufacturer of construction temporary heaters); President and Director, Manufacturers Products, Inc. (distributor of portable construction heaters); President, Portable Heater Parts, a division of Manufacturers Products, Inc. Previous Position: Vice President, Walsh & Kelly, Inc.	$0

OFFICERS**

Name
Birth Date
Address
Positions Held with Trust
Date Service Began	Principal Occupation(s) and Previous Positions
Charles L. Davis, Jr. Birth Date: March 23, 1960 PRESIDENT November 11, 2003	Principal Occupations: Vice President, Managing Director of Mutual Fund Services, Federated Services Company; and President, Edgewood Services, Inc.

Previous Positions: President, Federated Clearing Services; and Director, Business Development, Mutual Fund Services, Federated Services Company.

John W. McGonigle Birth Date: October 26, 1938 SECRETARY May 17, 2002	Principal Occupations: Executive Vice President and Secretary of the Federated Fund Complex; Executive Vice President, Secretary and Director, Federated Investors, Inc.

Previous Positions: Trustee, Federated Investment Management Company and Federated Investment Counseling; Director, Federated Global Investment Management Corp., Federated Services Company and Federated Securities Corp.

George M. Polatas Birth Date: March 3, 1962 VICE PRESIDENT February 12, 2004	Principal Occupation: Assistant Vice President, Federated Services Company; Treasurer and Assistant Treasurer of various Funds distributed by Edgewood Services, Inc.

Judith J. Mackin Birth Date: May 30, 1960 VICE PRESIDENT May 17, 2002	Principal Occupation: Vice President, Federated Services Company; Treasurer and Assistant Treasurer of various Fund distributed by Edgewood Services, Inc.

Richard J. Thomas Birth Date: June 17, 1954 TREASURER May 17, 2002	Principal Occupations: Principal Financial Officer and Treasurer of the Federated Fund Complex; Senior Vice President, Federated Administrative Services.

Previous Positions: Vice President, Federated Administrative Services; held various management positions within Funds Financial Services Division of Federated Investors, Inc.

** Officers do not receive any compensation from the Trust.

Thomas R. Donahue, Chief Financial Officer, Vice President, Treasurer and Assistant Secretary of Federated Investors, Inc. and an officer of its various advisory and underwriting subsidiaries, has served as a Term Member on the Board of Directors of Duquesne

University, Pittsburgh, Pennsylvania, since May 12, 2000. Mr. John E. Murray, Jr., an Independent Trustee of the Portfolios, served as President of Duquesne from 1988 until his retirement from that position in 2001, and became Chancellor of Duquesne on August 15, 2001. It should be noted that Mr. Donahue abstains on any matter that comes before Duquesne’s Board that affects Mr. Murray personally.

COMMITTEES OF THE BOARD

Meetings Held
Board	Committee		During Last
Committee	Members	Committee Functions	Fiscal Year
Executive	John F. Donahue John E. Murray, Jr., J.D., S.J.D.	In between meetings of the full Board, the Executive Committee generally may exercise all the powers of the full Board in the management and direction of the business and conduct of the affairs of the Trust in such manner as the Executive Committee shall deem to be in the best interests of the Trust. However, the Executive Committee cannot elect or remove Board members, increase or decrease the number of Trustees, elect or remove any Officer, declare dividends, issue shares or recommend to shareholders any action requiring shareholder approval.	One

Audit	Thomas G. Bigley John T. Conroy, Jr. Nicholas P. Constantakis Charles F. Mansfield, Jr.	The Audit Committee reviews and recommends to the full Board the independent auditors to be selected to audit the Funds’ financial statements; meets with the independent auditors periodically to review the results of the audits and reports the results to the full Board; evaluates the independence of the auditors, reviews legal and regulatory matters that may have a material effect on the financial statements, related compliance policies and programs, and the related reports received from regulators; reviews the Funds’ internal audit function; reviews compliance with the Funds’ code of conduct/ethics; reviews valuation issues; monitors inter-fund lending transactions; reviews custody services and issues and investigates any matters brought to the Committee’s attention that are within the scope of its duties.	Four

BOARD OWNERSHIP OF SHARES IN THE GOLDEN OAK® FAMILY OF FUNDS

BOARD OWNERSHIP OF SHARES IN THE FUNDS AND IN THE GOLDEN OAK® FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2003

Dollar Range of
Interested	Shares Owned
Board Member Name	in Funds
John F. Donahue	$0.00
J. Christopher Donahue	$0.00
Lawrence D. Ellis, M.D.	$0.00

Independent
Board Member Name
Thomas G. Bigley	$0.00
John T. Conroy, Jr.	$0.00
Nicholas P. Constantakis	$0.00
John F. Cunningham	$0.00
Peter E. Madden	$0.00
Charles F. Mansfield, Jr.	$0.00
John E. Murray, Jr., J.D., S.J.D.	$0.00
Marjorie P. Smuts	$0.00
John S. Walsh	$0.00

Board Considerations in Approving the Advisory Agreement. As discussed in the section of this SAI entitled “The Adviser,” after the first two years, the Board’s continuance of the Advisory Agreement must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of the Portfolio and (ii) by the vote of a majority of the Trustees who are not parties to the Advisory Agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval.

As required by the 1940 Act, the Trust’s Board has reviewed the Fund’s investment advisory contract and subadvisory contracts. The Board’s decision to approve these contracts reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of these contracts, the Board considers many factors, among the most material of which are: the Trust’s investment objectives and long term performance; the Adviser’s and subadviser’s management philosophy, personnel, and processes; the preferences and expectations of Fund shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Trust and its shareholders by the Federated organization in addition to investment advisory services; and the Trust’s relationship to the Funds.

In assessing the Adviser’s and subadviser’s performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Trust’s operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Trust on the strength of the Adviser’s industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Trust.

The Board also considers the compensation and benefits received by the Adviser and subadviser. This includes fees received for services provided to the Trust by other entities in the Golden Oak® organization and research services received by the Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser’s compensation: the nature and quality of the services provided by the Adviser, including the performance of the Trust; the Adviser’s cost of providing the services; the extent to which the Adviser may realize “economies of scale” as the Trust grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser’s relationship with the Trust; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser’s service and fee. The Trust’s Board is aware of these factors and takes them into account in its review of the Trust’s advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Trust and working with Federated on matters relating to the Golden Oak® Funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Trust and the Golden Oak® organization. Golden Oak® provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board’s formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board’s evaluation of an advisory contract is informed by reports covering such matters as: the Adviser’s investment philosophy, personnel, and processes; the Trust’s short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or “peer group” funds), and comments on the reasons for performance; the Trust’s expenses (including the advisory fee itself and the overall expense structure of the Trust, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Trust’s portfolio securities; the nature and extent of the advisory and other services provided to the Trust by the Adviser and its affiliates; compliance and audit reports concerning the Golden Oak® Funds and the Golden Oak® companies that service them; and relevant developments in the mutual fund industry and how the Golden Oak® funds and/or Golden Oak® are responding to them.

The Board also receives financial information about Golden Oak®, including reports on the compensation and benefits Golden Oak® derives from its relationships with the Golden Oak® funds. These reports cover not only the fees under the advisory contracts, but also fees received by Golden Oak’s® subsidiaries for providing other services to the Golden Oak® funds under separate contracts (e.g., for serving as the Golden Oak® funds’ administrator and transfer agent). The reports also discuss any indirect benefit Golden Oak® may derive from its receipt of research services from brokers who execute Golden Oak® fund trades.

The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Golden Oak® fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Golden Oak® fund, the Board does not approach consideration of every Golden Oak® fund’s advisory contract as if that were the only Golden Oak® fund offered by Golden Oak®.

COMPUTATION OF YIELD

From time to time, each Portfolio may advertise yield and/or total return. These figures will be based on historical earnings and are not intended to indicate future performance.

The “yield” of the Portfolios refers to the income generated by an investment in a Portfolio over a seven-day or 30-day period (which period will be stated in the advertisement). This income is then “annualized.” That is, the amount of income generated by the investment during that seven-day or 30-day period is assumed to be generated each seven-day or 30-day period over a year and is shown as a percentage of the investment. The “effective yield” is calculated similarly but, when annualized, the income earned by an investment in a Portfolio is assumed to be reinvested. The “effective yield” will be slightly higher than the “yield” because of the compounding effect of this assumed reinvestment.

The current yield of the Prime Obligation Money Market Portfolio will be calculated daily based upon the seven days ending on the date of calculation (“base period”). The yield is computed by determining the net change (exclusive of capital changes) in the value of a hypothetical pre-existing shareholder account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing such net change by the value of the account at the beginning of the same period to obtain the base period return and multiplying the result by (365/7). Realized and unrealized gains and losses are not included in the calculation of the yield. The effective compound yield of the Portfolio is determined by computing the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula: Effective Yield = (Base Period Return + 1) 365/7) — 1. The current and the effective yields reflect the reinvestment of net income earned daily on portfolio assets.

The yield of the Portfolio fluctuates, and the annualization of a week’s dividend is not a representation by the Trust as to what an investment in the Portfolio will actually yield in the future. Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments the Portfolio invests in, changes in interest rates on money market instruments, changes in the expenses of the Portfolio and other factors.

The yield of a non-Money Market Portfolio refers to the annualized income generated by an investment in the Portfolio over a specified 30-day period. The yield is calculated by assuming that the income generated by the investment during that period generated each period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula: Yield = 2([(a-b)/(cd) + 1]6 — 1), where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursement); c = the current daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

The Michigan Tax Free Bond Portfolio may also advertise a “tax-equivalent yield,” which is a calculated by determining the rate of return that would have to be achieved on a fully taxable instrument to produce the after-tax equivalent of the Portfolio’s yield, assuming certain tax brackets for a shareholder. The tax-equivalent yield of the Portfolio will be calculated by adding (a) the portion of the Portfolio’s yield that is non-tax-exempt and (b) the result obtained by dividing the portion of the Portfolio’s yield that is tax-exempt by the difference of one minus a stated income tax rate.

The Portfolios may, from time to time, compare their performance to other mutual funds tracked by mutual fund rating services, to broad groups of comparable mutual funds or to unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs.

CALCULATION OF TOTAL RETURN

Total Return Quotation (Before Taxes). The total return of a Portfolio refers to the average annual compounded rate of return of a hypothetical investment for designated time periods (including but not limited to, the period from which that Portfolio commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period. In particular, total return will be calculated according to the following formula: P (1 + T)n = ERV, where P = a hypothetical initial investment of $10,000; T = average annual total return; n = number of years; and ERV = ending redeemable value, as of the end of the designated time period, of a hypothetical $10,000 investment made at the beginning of the designated time period.

Total Return Quotation (After-Taxes on Distributions). The total return (after-taxes on distributions) of a Portfolio refers to the average annual compounded rate of return, taking into account the tax impact of Portfolio dividends and distributions made to shareholders, of a hypothetical investment for designated time periods (including but not limited to, the period from which that Portfolio commenced operations through the specified date), assuming no liquidation of the investment at the end of each period. In particular, average annual total return (after-taxes on distributions) is determined by finding the average annual compounded rate of return over the one-, five-, and ten-year periods (or for periods of the Portfolio’s operations) that would equate the initial amount invested to the after-tax value, according to the following formulas: P (1+T)n = ATVD, where P = a hypothetical initial investment of $10,000; T = average annual total return (after-taxes on distributions); n = number of years; and ATVD = value at the end of the one-, five-, or ten-year periods of a hypothetical $10,000 investment made at the beginning of the time period, after taxes on Portfolio distributions, and assuming no liquidation of the investment at the end of the measurement periods. The calculation assumes that all distributions by the Portfolios are reinvested, less the taxes due on such distributions, at the price on the reinvestment dates during the period (adjustments may be made for subsequent recharacterizations of distributions). The calculation further assumes that no taxes are due on the portions of any distributions classified as exempt interest or non-taxable (i.e., return of capital). Taxes due on distributions by the Portfolios are calculated by applying the highest federal marginal tax rates to each component of the distributions on the reinvestment date (e.g., ordinary income, short-term capital gain, long-term capital gain, etc.). Applicable tax rates may vary over the measurement period. Potential tax liabilities other than federal tax liabilities (e.g. state and local taxes) are not factored into the calculation.

Total Return Quotation (After-Taxes on Distributions and Redemption). The total return (after-taxes on distributions and redemption) of a Portfolio refers to the average annual compounded rate of return, taking into account the tax impact of Portfolio dividends and distributions made to shareholders, of a hypothetical investment for designated time periods (including but not limited to, the period from which that Portfolio commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period. In particular, average annual total return (after-taxes on distributions) is determined by finding the average annual compounded rate of return over the one-, five-, and ten-year periods (or for periods of the Portfolio’s operations) that would equate the initial amount invested to the after-tax value, according to the following formulas: P (1+T)n = ATVDR, where P = a hypothetical initial investment of $10,000; T = average annual total return (after-taxes on distributions and redemption); n = number of years; and ATVDR = value at the end of the one-, five-, or ten-year periods of a hypothetical $10,000 investment made at the beginning of the time period, after taxes on Portfolio distributions, assuming that the entire investment is redeemed at the end of each measurement period. The calculation assumes that all distributions by the Portfolios are reinvested, less the taxes due on such distributions, at the price on the reinvestment dates during the period (adjustments may be made for subsequent recharacterizations of distributions). The calculation further assumes that no taxes are due on the portions of any distributions classified as exempt interest or non-taxable (i.e., return of capital). Taxes due on distributions by the Portfolios are calculated by applying the highest federal marginal tax rates to each component of the distributions on the reinvestment date (e.g., ordinary income, short-term capital gain, long-term capital gain, etc.). Taxes due on redemptions by shareholders are calculated by subtracting the capital gains taxes resulting from the redemption and adding the tax benefit from capital losses resulting from the redemption. Applicable tax rates may vary over the measurement period. Potential tax liabilities other than federal tax liabilities (e.g. state and local taxes) are not factored into the calculation.

The calculation of total return assumes reinvestment of all dividends and capital gain distribution on the reinvestment dates during the period and that the entire investment is redeemed at the end of the period. The average annual total return for Shares is the average compounded rate of return for a given period that would equate a $10,000 initial investment to the ending redeemable value of that investment. The ending redeemable value is computed by multiplying the number of Shares owned at the end of the period by the NAV per Share at the end of the period. The number of Shares owned at the end of the period is based on the number of Shares purchased at the beginning of the period with $10,000, less any applicable sales charge, adjusted over the period by any additional Shares, assuming the annual reinvestment of all dividends and distributions. Total returns after taxes are calculated in a similar manner, but reflect additional standard assumptions required by the SEC. The performance results listed below refer to results for the fiscal year, the five year period, the ten-year period, or the period from each Former Portfolio’s inception, if less, ended January 31, 2004.

	Average Annual Total Returns
			Since Inception or
Fund Name (Inception Date)	One-Year	Five-Years	Ten-Years
Growth Portfolio
Institutional (2/1/93)	33.18%	(5.05)%	7.48%
after-taxes on distributions*	33.18%	(6.93)%	4.67%
after-taxes on distributions and redemption*	21.56%	(4.58)%	5.35%
Class A (6/18/93)	25.23%	(6.44)%	6.52%
Value Portfolio+
Institutional (6/23/97)	36.52%	2.83%	9.80%

	Average Annual Total Returns
			Since Inception or
Fund Name (Inception Date)	One-Year	Five-Years	Ten-Years
after-taxes on distributions*	36.10%	1.68%	7.99%
after-taxes on distributions and redemption*	23.71%	1.84%	7.66%
Class A (6/23/97)	28.20%	1.34%	8.82%
Small Cap Value Portfolio
Institutional (9/1/99)	47.86%	NA	16.13%
after-taxes on distributions*	47.34%	NA	13.22%
after-taxes on distributions and redemption*	31.70%	NA	12.60%
Class A (9/1/99)	39.14%	NA	14.29%
International Equity Portfolio
Institutional (7/10/00)	41.10%	NA	(6.14)%
after-taxes on distributions*	41.21%	NA	(6.18)%
after-taxes on distributions and redemption*	27.02%	NA	(5.14)%
Class A (7/10/00)	32.69%	NA	(7.91)%
Intermediate-Term Income Portfolio
Institutional (2/1/93)	5.77%	5.94%	5.93%
after-taxes on distributions*	3.99%	3.72%	3.68%
after-taxes on distributions and redemption*	3.73%	3.66%	3.63%
Class A (6/18/93)	0.74%	4.72%	5.18%
Michigan Tax Free Bond Portfolio +
Institutional (6/23/97)	3.57%	4.44%	4.56%
after-taxes on distributions*	3.56%	4.40%	4.54%
after-taxes on distributions and redemption*	3.80%	4.41%	4.57%
Class A (6/23/97)	(1.36)%	3.24%	3.84%
Prime Obligation Money Market Portfolio
Institutional (2/1/93)	0.84%	3.38%	4.27%
Class A (1/20/94)	0.59%	3.12%	4.01%

* After-tax returns for other classes will vary.

+ The performance information shown prior to the inception date listed represents performance of a similarly managed common trust fund. The common trust fund’s performance has bee adjusted to reflect the expenses applicable to each class of shares.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions may be made through the Distributor on a day on which the New York Stock Exchange and, for the Prime Obligation Money Market Portfolio, the Federal Reserve is open for business. Shares of the Portfolios are offered on a continuous basis. Currently, the holidays observed by the Trust and the New York Stock Exchange are as follows: New Year’s Day, Presidents’ Day, Martin Luther King Jr. Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

It is currently the Trust’s policy to pay for the redemptions in cash. The Trust retains the right, however, to alter this policy to provide for redemptions in whole or in part by a distribution in-kind of securities held by the Portfolios in lieu of cash. Shareholders may incur brokerage charges on the sale of any such securities so received in payment of redemptions. However, a shareholder will at all times be entitled to aggregate cash redemptions from all Portfolios of the Trust during any 90-day period of up to the lesser of $250,000 or 1% of the Trust’s net assets.

The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period on which trading on the New York Stock Exchange is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of disposal or valuation of a Portfolio’s securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Trust also reserves the right to suspend sales of shares of a Portfolio for any period during which the New York Stock Exchange, the Adviser, the applicable Sub-Adviser, the Administrator and/or the Custodian are not open for business.

LETTER OF INTENT

Reduced sales charges are also applicable to the aggregate amount of purchases made by any such purchaser previously enumerated within a 13-month period pursuant to a written Letter of Intent provided to the Trust’s transfer agent, that does not legally bind the signer to purchase any set number of shares and provides for the holding in escrow by the Transfer Agent of 5% of the amount purchased until such purchase is completed within the 13-month period. A Letter of Intent may be dated to include shares purchased up to 90 days prior to the date the Letter of Intent is signed. The 13-month period begins on the date of the earliest purchase. If the intended investment is not completed, the Transfer Agent will redeem an appropriate number of the escrowed shares in order to recover the difference between the sales charge on the shares purchased at the reduced rate and the sales charge otherwise applicable to the total shares purchased.

DETERMINATION OF NET ASSET VALUE

     Market values of the Funds’ portfolio securities are determined as follows:

•	for equity securities, according to the last sale price in the market in which they are primarily traded (either a national securities exchange or the over-the-counter market), if available;

•	in the absence of recorded sales for equity securities, according to the mean between the last closing bid and asked prices;

•	futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. Options traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the option as provided by an investment dealer or other financial institution that deals in the option. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value;

•	for fixed income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed income securities owned by Golden Oak® Prime Obligations Portfolio, and fixed income securities of other Portfolios, with remaining maturities of less than 60 days at the time of purchase, may be valued at amortized cost; and

•	for all other securities at fair value as determined in good faith by the Board.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.

TAX INFORMATION

Federal Income Tax

Each Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will be subject to federal corporate income tax.

Each Portfolio will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust’s other Portfolios will be separate from those realized by that Portfolio.

Foreign Investments

If the International Equity Portfolio purchases foreign securities, its investment income may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the International Equity Portfolio would be subject. The effective rate of foreign tax cannot be predicted since the amount of the International Equity Portfolio’s assets to be invested within various countries is uncertain. However, the International Equity Portfolio intends to operate so as to qualify for treaty-reduced tax rates when applicable.

Distributions from the International Equity Portfolio may be based on estimates of book income for the year. Book income generally consists solely of the income generated by the securities in the portfolio, whereas tax-basis income includes, in addition, gains or losses attributable to currency fluctuation. Due to differences in the book and tax treatment of fixed-income securities denominated in foreign currencies, it is difficult to project currency effects on an interim basis. Therefore, to the extent that currency fluctuations cannot be anticipated, a portion of distributions to shareholders could later be designated as a return of capital, rather than income, for income tax purposes, which may be of particular concern to simple trusts.

If the International Equity Portfolio invests in the stock of certain foreign corporations, they may constitute Passive Foreign Investment Companies (PFIC), and the International Equity Portfolio may be subject to Federal income taxes upon disposition of PFIC investments.

If more than 50% of the value of the International Equity Portfolio’s assets at the end of the tax year is represented by stock or securities of foreign corporations, the International Equity Portfolio will qualify for certain Code provisions that allow its shareholders to claim a foreign tax credit or deduction on their U.S. income tax returns. The Code may limit a shareholder’s ability to claim a foreign tax credit. Shareholders who elect to deduct their portion of the International Equity Portfolio’s foreign taxes rather than take the foreign tax credit must itemize deductions on their income tax returns.

State Taxes. Under existing Michigan laws, distributions made by the Michigan Tax Free Bond Portfolio will not be subject to Michigan personal income taxes to the extent that such distributions qualify as exempt-interest dividends under the Internal Revenue Code, and represent: (i) interest from obligations of Michigan or any of its political subdivisions; or (ii) income from obligations of the United States government which are exempted from state income taxation by a law of the United States.

Distributions of the Michigan Tax Free Bond Portfolio are not subject to the Michigan Single Business Tax to the extent that such distributions are derived from interest on obligations of Michigan or its political subdivisions, or obligations of the United States government that are exempt from state taxation by a law of the United States.

Certain municipalities in Michigan also impose an income tax on individuals and corporations. However, to the extent that the dividends from the Michigan Tax Free Bond Portfolio are exempt from federal regular income taxes, such dividends also will be exempt from Michigan municipal income taxes.

PORTFOLIO TRANSACTIONS

Brokerage Transactions

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser and Sub-Advisers look for prompt execution of the order at a favorable price. The Adviser and Sub-Advisers will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser and Sub-Advisers may select brokers and dealers based on whether they also offer research services (as described below). In selecting among firms believed to meet these criteria, the Adviser and Sub-Advisers may give consideration to those firms which have sold or are selling Shares of a Portfolio and other Portfolios distributed by the Distributor and its affiliates. The Adviser and Sub-Advisers may also direct certain portfolio trades to a broker that, in turn, pays a portion of a Portfolio’s operating expenses. The Adviser and Sub-Advisers make decisions on portfolio transactions and selects brokers and dealers subject to review by the Trust’s Board of Trustees.

Investment decisions for the Portfolios are made independently from those of other accounts managed by the Adviser and Sub-Advisers. Except as noted below, when a Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among a Portfolio and the account(s) in a manner believed by the Adviser and Sub-Advisers to be equitable. While the coordination and ability to participate in volume transactions may benefit a Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by a Portfolio.

For the fiscal years ended January 31, 2004, 2003 and 2002, the Portfolios paid the following aggregate brokerage commissions on portfolio transactions:

	Aggregate Dollar Amount of Brokerage Commissions Paid
Fund Name	2004	2003	2002
Growth Portfolio	$170,562	$170,922	$173,123
Value Portfolio	$299,354	$358,000	$261,338
Small Cap Value Portfolio	$74,176	$46,275	$75,461
International Equity Portfolio	$255,826	$200,045	$190,738
Intermediate-Term Income Portfolio	0	0	$1,440
Michigan Tax Free Bond Portfolio	0	0	0
Prime Obligation Money Market Portfolio	0	0	0

Brokerage Selection. The Trust does not expect to use one particular broker or dealer, and when one or more brokers is believed capable of providing the best combination of price and execution, the Portfolios’ Adviser and Sub-Advisers may select a broker based upon brokerage or research services provided to the Adviser and Sub-Advisers. The Adviser and Sub-Advisers may pay a higher commission than otherwise obtainable from other brokers in return for such services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

Section 28(e) of the 1934 Act permits the Adviser and Sub-Advisers, under certain circumstances, to cause each Portfolio to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. In addition to agency transactions, the Adviser and Sub-Advisers may receive brokerage and research services in connection with certain riskless principal transactions, in accordance with applicable SEC guidance. Brokerage and research services include: (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement, and custody). In the case of research services, the Adviser and Sub-Advisers believe that access to independent investment research is beneficial to their investment decision-making processes and, therefore, to each Portfolio.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation and pricing of investments. Examples of research-oriented services for which the adviser might utilize Portfolio commissions include research reports and other information on the economy, industries, sectors, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. The Adviser and Sub-Advisers may use research services furnished by brokers in servicing all client accounts and not all services may necessarily be used in connection with the account that paid commissions to the broker providing such services. Information so received by the Adviser and Sub-Advisers will be in addition to and not in lieu of the services required to be performed by the Portfolios’ Adviser and Sub-Advisers under the Advisory and Sub-Advisory Agreements. Any advisory or other fees paid to the Adviser and Sub-Advisers are not reduced as a result of the receipt of research services.

In some cases the Adviser and Sub-Advisers may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Adviser and Sub-Advisers make a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Adviser and Sub-Advisers will use their own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Adviser and Sub-Advisers face a potential conflict of interest, but the Adviser and Sub-Advisers believe that their allocation procedures are reasonably designed to ensure that they appropriately allocate the anticipated use of such services to their research and non-research uses.

From time to time, a Portfolio may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Adviser and Sub-Advisers with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

For the most recently completed fiscal year, the Portfolios paid the following commissions on brokerage transactions directed to brokers pursuant to an agreement or understanding whereby the broker provides research or other brokerage services to the Adviser:

	Total Dollar Amount of	Total Dollar Amount of Transactions
	Brokerage Commissions for	Involving Brokerage Commissions for
Fund Name	Research Services	Research Services
Growth Portfolio	$18,421	$44,431
Value Portfolio	$15,096	$125,977
Small Cap Value Portfolio	$2,591	$37,769
International Equity Portfolio	$12,686	$5,755,300
Intermediate-Term Income Portfolio	$0	$0
Michigan Tax Free Bond Portfolio	$0	$0
Prime Obligation Money Market Portfolio	$0	$0

Brokerage with Affiliates. A Portfolio may execute brokerage or other agency transactions through registered broker-dealer affiliates of either the Portfolio, the Adviser, the Sub-Advisers or the Distributor for a commission in conformity with the 1940 Act, the 1934 Act and rules promulgated by the SEC. Under the 1940 Act and the 1934 Act, affiliated broker-dealers are permitted to receive and retain compensation for effecting portfolio transactions for the Portfolio on an exchange if a written contract is in effect between the affiliate and the Portfolio expressly permitting the affiliate to receive and retain such compensation. These rules further require that commissions paid to the affiliate by the Portfolio for exchange transactions not exceed “usual and customary” brokerage commissions. The rules define “usual and customary” commissions to include amounts which are “reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.”

ACCOUNT AND SHARE INFORMATION

Voting Rights

Each share of the Trust gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote. All Shares of the Trust have equal voting rights, except that in matters affecting only a particular Portfolio or class, only Shares of that Portfolio or class are entitled to vote.

Trustees may be removed by the Board or by shareholders at a special meeting. A special meeting of shareholders will be called by the Board upon the written request of shareholders who own at least 10% of the Trust’s outstanding Shares of all series entitled to vote.

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Growth Portfolio Class A Shares: Invesco Trust Co., Atlanta, GA, owned approximately 704,936 Shares (88.22%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Growth Portfolio Institutional Shares: SEI Trust Company, Oaks, PA, owned approximately 5,756,096 Shares (98.34%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Value Portfolio Class A Shares: Invesco Trust Co., Atlanta, GA, owned approximately 727,762 Shares (88.01%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Value Portfolio Institutional Shares: SEI Trust Company, Oaks, PA, owned approximately 8,071,119 Shares (98.16%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Small Cap Value Portfolio Class A Shares: Invesco Trust Co., Atlanta, GA, owned approximately 599,681 Shares (95.34%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Small Cap Value Portfolio Institutional Shares: SEI Trust Company, Oaks, PA, owned approximately 2,988,472 Shares (97.49%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® International Equity Portfolio Class A Shares: CB Wealth Management NA, Saginaw, MI, owned approximately 137,824 Shares (74.88%); AMVESCAP National Trust Company, Flint, MI, owned approximately 27,222 Shares (14.79%); and SEI Trust Company, Oaks PA, owned approximately 12,508 Shares (6.80%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® International Equity Portfolio Institutional Shares: SEI Trust Company, Oaks, PA, owned approximately 6,464,421 Shares (93.66%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Intermediate- Term Income Portfolio Class A Shares: Invesco Trust Co., Atlanta, GA, owned approximately 753,913 Shares (85.22%) and SEI Trust Corp., Oaks, PA, owned approximately 70,846 Shares (8.01%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Intermediate- Term Income Portfolio Institutional Shares: SEI Trust Company, Oaks, PA, owned approximately 5,626,616 Shares (95.58%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Michigan Tax Free Bond Portfolio Class A Shares: Pershing, LLC, Jersey City, NJ, owned approximately 24,964 Shares (42.35%); Robert B. Mackey Trust, Grand Blanc, MI, owned approximately 22,741 Shares (38.58%) and Dana A. Czmer Trust, Flushing, MI, owned approximately 3,167 Shares (5.37%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Michigan Tax Free Bond Portfolio Institutional Shares: Invesco Trust Co., Atlanta, GA, owned approximately 8,778,306 Shares (61.86%) and Robert B. Mackey Trust, Grand Blanc, MI, owned approximately 1,166,594 Shares (8.22%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Prime Obligations Money Market Portfolio Class A Shares: Invesco Trust Co., Atlanta, GA, owned approximately 6,600,645 Shares (63.40%) and Robert B. Mackey Trust, Grand Blanc, MI, owned approximately 1,173,241 Shares (11.27%).

As of March 1, 2004, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Golden Oak® Prime Obligations Money Market Portfolio Institutional Shares: SEI Trust Company, Oaks, PA, owned approximately 140,354,869 Shares (99.99%).

Shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.

FINANCIAL STATEMENTS

The audited financial statements of the Portfolios for the fiscal year ended January 31, 2004, and the Report of Independent Auditors of Ernst & Young LLP, dated March 5, 2004 relating to the financial statements, including the financial highlights of the Portfolios, are incorporated herein by reference.

APPENDIX

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

Description of Commercial Paper Ratings

A-1	This is the highest category by Standard and Poor’s (S&P) and indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2	Capacity for timely payment on issues with this designation is satisfactory and the obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories.

PRIME-1	Issues rated Prime-1 (or supporting institutions) by Moody’s have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

-	Leading market positions in well-established industries.

-	High rates of return on funds employed.

-	Conservative capitalization structure with moderate reliance on debt and ample asset protection.

-	Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

-	Well-established access to a range of financial markets and assured sources of alternate liquidity.

The rating F1 (Highest Credit Quality) is the highest commercial rating assigned by Fitch Inc. (“Fitch”). Paper rated F1 is regarded as having the strongest capacity for timely payment of financial commitments. The rating F2 (Good Credit Quality) is the second highest commercial paper rating assigned by Fitch, which reflects a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

The rating TBW-1 by Thomson BankWatch (“Thomson”) indicates a very high likelihood that principal and interest will be paid on a timely basis.

Description of Municipal Note Ratings

Moody’s highest rating for state and municipal and other short-term notes is MIG-1 and VMIG-l. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality. They have strong protection from established cash flows, superior liquidity support, or demonstrated broad-based access to the market for refinancing or both. Short-term municipal securities rated MIG-2 or VMIG-2 are of high quality. Margins of protection are ample although not so large as in the MIG-I/VMIG-2 group.

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

-	Amortization Schedule - the larger the final maturity relative to other maturities, the more likely it will be treated as a note, and

-	Source of Payment - the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

S&P note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay a debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the votes.

Description of Corporate Bond Ratings

S&P

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree. Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories. Debt rated BB and B is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating. Debt rate B has greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

Moody’s

Bonds that are rated Aaa by Moody’s are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. Bonds rated Aa by Moody’s are judged by Moody’s to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than the Aaa securities. Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody’s bond ratings, where specified, are applied to financial contracts, senior bank obligations and insurance company senior policyholder and claims obligations with an original maturity in excess of one-year. Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated.

Obligations of a branch of a bank are considered to be domiciled in the country in which the branch is located. Unless noted as an exception, Moody’s rating on a bank’s ability to repay senior obligations extends only to branches located in countries which carry a Moody’s sovereign rating. Such branch obligations are rated at the lower of the bank’s rating or Moody’s sovereign rating for the bank deposits for the country in which the branch is located.

When the currency in which an obligation is denominated is not the same as the currency of the country in which the obligation is domiciled, Moody’s ratings do not incorporate an opinion as to whether payment of the obligation will be affected by the actions of the government controlling the currency of denomination. In addition, risk associated with bilateral conflicts between an investor’s home country and either the issuer’s home country or the country where an issuer branch is located are not incorporated into Moody’s ratings.

Moody’s makes no representation that rated bank obligations or insurance company obligations are exempt from registration under the U.S. Securities Act of 1933 or issued in conformity with any other applicable law or regulation. Nor does Moody’s represent that any specific bank or insurance company obligation is legally enforceable or is a valid senior obligation of a rated issuer.

Moody’s ratings are opinions, not recommendations to buy or sell, and their accuracy is not guaranteed. A rating should be weighed solely as one factor in an investment decision and you should make your own study and evaluation of any issuer whose securities or debt obligations you consider buying or selling.

Fitch

Bonds rated AAA by Fitch are judged by Fitch to be strictly high grade, broadly marketable, suitable for investment by trustees and fiduciary institutions liable to but slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is a showing of earnings several times or many times interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Bonds rated AA by Fitch are judged by Fitch to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type market.

Bonds rated A are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings. Bonds rated BB are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements. Bonds rated B are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

Thomson

Bonds rated AAA by Thomson BankWatch indicate that the ability to repay principal and interest on a timely basis is extremely high. Bonds rated AA indicate a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category. Bonds rated A indicate the ability to repay principal and interest is strong. Issues rated A could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

Bonds rated BBB (the lowest investment-grade category) indicate an acceptable capacity to repay principal and interest. Issues rated “BBB” are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

While not investment grade, the BB rating suggests that the likelihood of default is considerably less than for lower-rated issues. However, there are significant uncertainties that could affect the ability to adequately service debt obligations. Issues rated B show a higher degree of uncertainty and therefore greater likelihood of default than higher-rated issues. Adverse developments could negatively affect the payment of interest and principal on a timely basis affect the payment of interest and principal on a timely basis.

Addresses

GOLDEN OAK® GROWTH PORTFOLIO

GOLDEN OAK® VALUE PORTFOLIO

GOLDEN OAK® SMALL CAP VALUE PORTFOLIO

GOLDEN OAK® INTERNATIONAL EQUITY PORTFOLIO

GOLDEN OAK® INTERMEDIATE-TERM INCOME PORTFOLIO

GOLDEN OAK® MICHIGAN TAX FREE BOND PORTFOLIO

GOLDEN OAK® PRIME OBLIGATION MONEY MARKET PORTFOLIO

Institutional Class
Class A Shares

Golden Oak® Family of Funds
c/o Federated Shareholder Services
5800 Corporate Drive
Pittsburgh, PA 15237-7010

DISTRIBUTOR
Edgewood Services, Inc.
5800 Corporate Drive
Pittsburgh, PA 15237-7000

INVESTMENT ADVISER
CB Capital Management, Inc.
328 S. Saginaw Street
Flint, MI 48502

SUB-ADVISERS
Wellington Management Company, LLP
75 State Street
Boston, MA 02109

Systematic Financial Management, L.P.
300 Frank W. Burr Blvd.
Glenpointe East, 7th Floor
Teaneck, NJ 07666.

Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, CA 92101

BlackRock International, Ltd.
40 Torphichen Street
Edinburgh EH3 8JB Scotland, U.K.

CUSTODIAN AND FUND ACCOUNTANT
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600

ADMINISTRATOR
Federated Services Company
5800 Corporate Drive
Pittsburgh, PA 15237-7010

SUB-ADMINISTRATOR
CB Capital Management, Inc.
328 S. Saginaw Street
Flint, MI 48502

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT
Federated Shareholder Services Company
P.O. Box 8612
Boston, MA 02266-8600

INDEPENDENT AUDITORS
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072